UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Tesco Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELMINARY PROXY STATEMENT-SUBJECT TO COMPLETION

TESCO CORPORATION

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING
OF SHAREHOLDERS
To Be Held On May 9, 2014

PROXY STATEMENT

_____ __, 2014

PRELMINARY PROXY STATEMENT-SUBJECT TO COMPLETION

TESCO CORPORATION

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING
OF SHAREHOLDERS
To Be Held May 9, 2014

NOTICE IS HEREBY GIVEN that the annual general and special meeting (the "Meeting") of the shareholders of Tesco Corporation (“TESCO” or the "Corporation") will be held at Hotel Sorella CITYCENTRE, 800 Sorella Court, Houston, Texas 77024, United States of America, on May 9, 2014 at 8:00 a.m. (Central Time) for the following purposes:

1.	to receive the consolidated financial statements of the Corporation for the year ended December 31, 2013 and the report of the auditors thereon;

2.	to elect directors for the ensuing year or until their successors are elected or appointed ("Proposal One");

3.	to appoint Ernst & Young LLP as our independent auditors to hold office until the next annual general meeting of the shareholders ("Proposal Two");

4.	to approve, on a non-binding advisory basis, the 2013 named executive officer compensation ("Proposal Three");

5.	to confirm the Board's amendment of the Company's amended and restated bylaws:

a.	to permit "notice and access" delivery of proxy materials in the future ("Proposal Four(a)");

b.	to require "advance notice" for shareholders to (i) nominate candidates for election as directors, and (ii) propose other business for consideration at meetings of shareholders ("Proposal Four(b)");

c.	make other updates and changes as described herein ("Proposal Four(c)"); and

6.	to transact such other business as may properly be brought before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 1, 2014 will be entitled to notice of, and to vote at, the Meeting, except that a transferee of Common Shares after such record date may, not later than ten days before the Meeting, establish a right to vote at the Meeting by providing evidence of ownership of Common Shares and demanding that his or her name be placed on the shareholder list for the Meeting in place of the transferor.

Whether or not you plan to attend the Meeting, please vote as soon as possible. As an alternative to voting in person at the Meeting, you may mail the completed proxy card attached to this proxy statement, vote via the Internet or by telephone. For detailed information regarding voting instructions, please refer to the section entitled "Information About Voting" on page 8 of the enclosed proxy statement. You may revoke a previously delivered proxy at any time prior to the Meeting. If you decide to attend the Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Meeting.

DATED at Houston, Texas this __ day of ____, 2014.
By Order of the Board of Directors

Dean Ferris
Corporate Secretary

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement and in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 (the "Corporation's 2013 Form 10-K"). You should read the entire proxy statement and the Corporation’s 2013 Form 10-K carefully before voting.
Annual General and Special Meeting of Shareholders

• Time and Date:	8:00 a.m. (Central Time); May 9, 2014
• Place:	Hotel Sorella CITYCENTRE, 800 Sorella Court, Houston, Texas 77024, United States of America
• Record Date:	April 1, 2014
• Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Voting Matters

Matter	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR EACH DIRECTOR NOMINEE	16
Appoint Ernst & Young LLP as our Independent Auditors for 2014	FOR	19
Non-Binding Advisory Vote to Approve 2013 Named Executive Officer Compensation	FOR	21
Confirm the Amended and Restated Bylaws	FOR	22
Board Nominees
The following table provides summary information about each director who is nominated for election. Director nominees will serve terms expiring at the 2014 annual meeting of shareholders and until their successors are elected and qualified.

Name and Occupation	Age	Director Since	Experience/Qualification	Independent	Committee Assignment(s)	Current Other Public Directorships
John P. Dielwart Independent Businessman	61	2014	•Industry •International •Leadership •Public Policy •Technology	☑	•Audit •Compensation	•ARC Resources Ltd. •Denbury Resources Inc.
Fred J. Dyment Independent Businessman	65	1996	•Accounting •Finance •Leadership •Industry •International •Public Policy •Technology	☑	•Audit •Compensation	•ARC Resources Ltd. •Major Drilling Group International Inc. •TransGlobe Energy Corporation •WesternZagros Resources Ltd.
Gary L. Kott Independent Businessman	72	2000	•Accounting •Finance •Human Resources •Industry •Leadership •Public Policy	☑	•Audit •Compensation

Name and Occupation	Age	Director Since	Experience/Qualification	Independent	Committee Assignment(s)	Current Other Public Directorships
R. Vance Milligan, Q.C., ICD.D Retired Partner, Bennett Jones LLP, Barristers & Solicitors	62	2006	•Corporate Governance •Industry •International •Leadership •Public Policy	☑	•Compensation •Corporate Governance & Nominating	•Newalta Corporation
Julio M. Quintana President and Chief Executive Officer of the Corporation	54	2004	•Engineering •Finance •Industry •International •Leadership •Public Policy •Technology			•SM Energy Company
John T. Reynolds Co-founder and Managing Director of Lime Rock Partners	43	2010	•Finance •Industry •International •Leadership •Public Policy	☑	•Corporate Governance & Nominating	•Archer Ltd.
Elijio V. Serrano Senior Vice President and Chief Financial Officer of TETRA Technologies	46	2014	•Accounting •Finance •Leadership •Industry •International •Technology	☑	•Audit •Corporate Governance & Nominating
Michael W. Sutherlin Independent Businessman	67	2012; 2002- 2011	•Finance •Industry •International •Leadership •Public Policy •Technology	☑	Chairman and ex-officio member of all committees	•Peabody Energy
Attendance
The Board's official director attendance policy states that all directors are expected to regularly attend, in person if at all practicable, meetings of the Board and committees on which such director sits, with the understanding that on occasion a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting. Further, a director is expected to attend each annual general meeting of the shareholders. If a director is unable to attend the annual general meeting, he is expected to provide advance notice to the Chairman of the Board.
Each director attended at least seventy-five percent (75%) of the combined applicable Board and committee meetings in 2013.
Corporate Governance Highlights
To maintain our valuable reputation, and to build on our success, we must conduct our business in a manner that is both legal and ethical, consistent with prevailing best practices. The Board believes that effective corporate governance is an integral part of our corporate culture and will enable us to achieve our long-term strategic goals. As part of our continual efforts to improve our corporate governance, the Board has implemented the following enhancements since our annual general meeting of shareholders held in 2013:

•	We adopted a Non-Contested Elections Director Resignation Policy;
•	We updated our Board's Outside Commitments Policy;
•	We updated our Corporation's Agents and Third-Party Representative Policy, Anti-Bribery and Corruption Policy, and Public Disclosure Policy;
•	Subject to shareholder confirmation, we have adopted amended and restated bylaws that put into effect "best practices".
Auditors
In conformity with the Alberta Business Corporations Act, we are asking our shareholders to appoint Ernst & Young LLP as our independent registered public accounting firm for 2014, replacing PricewaterhouseCoopers LLP.
Executive Compensation Advisory Vote
We are asking our shareholders to approve on a non-binding, advisory basis our 2013 named executive officer ("NEO") compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving the Corporation's goals of (i) attracting, retaining, and motivating executive officers who perform at a high level, (ii) aligning the executives’ interests with those of our shareholders, and (iii) encouraging short-term and long-term focus, with an emphasis on avoiding excessive risk taking. NEO compensation reflects amounts of cash and long-term equity incentive compensation consistent with the strong operational results and performance of the Corporation despite continuing market challenges impacting the natural gas and oil industry.
Business Highlights
Financial Performance. The year 2013 was marked by successful financial performance by the Corporation.

•	TOTAL SHAREHOLDER RETURN: Our share price outperformed the S&P 500 and OSX in 2013, appreciating 75%.
•	OPERATING INCOME: We recorded our second best annual operating income, $55.6 Million.
•	REVENUE: We recorded our second best annual revenue, $525.2 Million.
•	TUBULAR SERVICES REVENUE: Our Tubular Services segment recorded its fifth straight year of record revenue.
•	TUBULAR SERVICES OPERATING INCOME: Our Tubular Services segment recorded its fifth straight year of record operating income.
•	ADJUSTED EBITDA: We recorded our second best annual Adjusted EBITDA, $97.1 Million.
•	TOTAL SHAREHOLDER RETURN PERFORMANCE COMPARED TO THE PEER GROUP: In 2013, TESCO performed better than all but one member of its peer group, after excluding a peer company that was purchased.

Executive Compensation Elements

Type	Form	Awards and Terms
Cash	•Base Salary	•Adjustments considered annually based on performance review and competitive trends
	•Short Term Non-Equity Incentives	•Awards considered annually based on the achievement of (i) corporate financial performance objectives, and (ii) personal performance objectives
Equity	•Restricted Stock Units	•Awards considered annually based on performance review; vest ratably over period of three years to incentivize future performance and retain talent
	•Stock Options	•Awards considered annually based on performance review; vest ratably over period of three years to incentivize future performance and retain talent
•Performance Stock Units
•Awards considered annually based on performance review and the achievement of long-term objectives; performance is measured over a one year period followed by a two year vesting period to incentivize future performance and retain talent

Retirement	•ESSP Matching Contributions	•TESCO matches up to 4% of NEO base pay toward the purchase of TESCO shares with immediate vesting
Other	•Perquisites and Benefits	•Life insurance premiums and physical exams
Equity Awards in 2013
The Corporation made its annual grant of long-term incentive awards in November 2013. The Corporation subsequently made an individual grant to Mr. Fernando Assing in December 2013 in conjunction with his promotion to Executive Vice President. The PSU awards granted November 2013 are tied to the Corporation's performance in 2014. The Board approved all awards in 2013 after considering the results of the 2013 say-on-pay vote.
2013 Named Executive Officer Compensation Mix
The Corporation's performance in 2013 is reflected in the compensation granted to our NEOs, as described in the Compensation Discussion and Analysis in this proxy statement.
In 2013, Julio Quintana, our Chief Executive Officer, was awarded $1,034,036 of incentive compensation tied to the Corporation's business results. This sum is composed of (i) an annual, short-term cash incentive award, and (ii) the fair market value of the target amount of performance stock units granted in November 2013 that will vest subject to corporate performance and vesting over a period of time as described in the Compensation Discussion & Analysis section. The aforementioned sum excludes others forms of compensation that are not tied to the Corporation's business results such as base salary, RSU awards, stock option awards, and other forms of compensation described elsewhere in this proxy statement. Consistent with our executive compensation philosophy, a majority of Mr. Quintana's total direct compensation was incentive-based and at risk in 2013. The pie chart below shows a breakdown of Mr. Quintana's target compensation in 2013
.

The compensation of our other NEOs further reflects both our strong 2013 performance and our compensation philosophy:

	2013 Base Salary	2013 Short-Term Incentive	2013 Long-Term Equity Incentive	2013 Total Direct Compensation
Julio M. Quintana	$556,973	$431,834	$1,489,059	$2,477,866
Robert L. Kayl(1)	$318,373	$—	$—	$318,373
Fernando R. Assing	$364,932	$196,664	$896,667	$1,458,263
Jeffrey L. Foster	$318,270	$151,134	$296,528	$765,932
Dean Ferris	$291,799	$88,094	$346,886	$726,779
John M. Dodson(1)	$220,500	$81,200	$150,067	$451,767
(1) Mr. Kayl separated from the Corporation on November 11, 2013 at which time Mr. Dodson was appointed to serve as Chief Financial Officer and the Principal Accounting Officer, on an interim basis, while the Corporation searched for Mr. Kayl's replacement. Mr. Dodson served as the principal financial and accounting officer of the Corporation until January 1, 2014 when Mr. Chris L. Boone assumed the roles of Chief Financial Officer and the Principal Accounting Officer. Mr. Kayl's severance payment is not provided here but is reflected in the "Summary Compensation Table."
For greater detail, please refer to the "Summary Compensation Table" in this proxy statement.

TESCO CORPORATION
3993 West Sam Houston Parkway North, Suite 100
Houston, Texas, United States 77043-1238

PROXY STATEMENT
ANNUAL GENERAL AND SPECIAL MEETING
OF SHAREHOLDERS
To Be Held May 9, 2014

GENERAL INFORMATION CONCERNING THIS PROXY SOLICITATION

This proxy statement, together with the enclosed instrument of proxy, is solicited by and on behalf of the management of Tesco Corporation, an Alberta corporation, and its Board of Directors (the “Board”) for use at the annual general and special meeting (the “Meeting”) of the holders of common shares (“Common Shares”) of the Corporation to be held at Hotel Sorella CITYCENTRE, 800 Sorella Court, Houston, Texas 77024, United States of America, on May 9, 2014 at 8:00 a.m. (Central Time), as well as at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General and Special Meeting of Shareholders (the “Notice of Meeting”). The Corporation’s management and the Board are requesting that you allow your Common Shares to be represented and voted at the Meeting by the proxies named on the enclosed instrument of proxy. “We,” “our,” “us,” “TESCO,” and the “Corporation” each refers to Tesco Corporation. TESCO® is a registered trademark in the United States and Canada.

Solicitation of proxies by mail is expected to commence on or about _____ __, 2014 (the approximate date this proxy statement and accompanying proxy card were first sent to shareholders). The Corporation will bear the cost of the solicitation. In addition to solicitation by mail, certain of the directors, officers, and regular employees of the Corporation may, without extra compensation, solicit proxies by telephone, facsimile, electronic and written communication and personal interview. We also have hired Alliance Advisors to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Alliance Advisors a base fee of $7,500 plus customary costs and expenses for these services. The Corporation will make arrangements with brokerage houses, custodians, nominees, and other fiduciaries to send proxy materials to their principals, and the Corporation will reimburse them for postage and clerical expenses.

In order to be valid, all instruments of proxy must be completed, dated, signed and received by the Secretary of the Corporation, c/o Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, Canada or by facsimile at (866) 249-7775 or (416) 263-9524 not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time set for the holding of the Meeting or any adjournment thereof. The Corporation may refuse to recognize any instrument of proxy received after that time.

A number of banks and brokerage firms participate in a program that also permits shareholders to direct their vote by the Internet or telephone. If your Common Shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these Common Shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. See below under the caption “Information about Voting—Advice to Beneficial Holders of Common Shares.”

Appointment of Proxyholders

The nominees for proxyholder named on the enclosed instrument of proxy are officers of the Corporation. Each shareholder has the right to appoint an alternative proxyholder, who need not be a shareholder, to attend and act on the shareholder's behalf at the Meeting instead of the nominees named in the enclosed instrument of proxy. To exercise such right, either the names of the nominees should be crossed out (such deletion to be initialed by the person or officer signing the instrument of proxy) and the name of the shareholder’s appointee should be legibly printed in the blank space provided for that purpose in the enclosed instrument of proxy or another appropriate form of proxy should be completed.

Signature on Proxy

To be valid, the enclosed instrument of proxy or other appropriate form of proxy must be signed by the shareholder or his attorney duly authorized in writing or, if the shareholder is a corporation, the instrument of proxy should be signed in its corporate name by an officer or attorney thereof duly authorized in writing. An instrument of proxy signed by a person acting as attorney or in some other representative capacity (executor, administrator, trustee, etc.) should reflect such person’s title or capacity following his signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has previously been provided to the Corporation).

Information About Voting
 Quorum

A quorum will be present if at least two persons are present, in person or by proxy, at the Meeting, together holding or representing thirty-three and one-third percent (33 1/3%) of the outstanding shares of the Corporation entitled to vote at the Meeting. If you have returned an instrument of proxy or if you hold your Common Shares in your own name as a holder of record and attend the Meeting in person, your Common Shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Meeting may be adjourned by the vote of a majority of the Common Shares represented at the Meeting until a quorum has been obtained.

Vote Required

As of April 1, 2014 there were XX,XXX,XXX Common Shares issued and outstanding, each carrying the right to one vote per share. Each of Proposals One, Two, Three, and Four must be approved by the affirmative vote of a majority of votes cast by the holders of Common Shares at the Meeting. There will be no cumulative voting in the election of directors.  Proposal Three is a non-binding advisory vote.

You may vote your proxy by Internet, telephone, or mail, as explained below. Votes submitted electronically over the Internet or by telephone must be received by 8:00 a.m. (Central Time), on May 8, 2014. Voting your proxy does not limit your right to vote in person should you decide to attend the Meeting. The laws of Alberta, under which TESCO is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with, information from which the Inspector of Elections of the Meeting can determine that such electronically transmitted proxy was authorized by the shareholder.  If your shares are held in the name of a broker, bank, or other holder of record, you will be provided voting instructions from the holder of record. If you vote by Internet or telephone, please do not mail the enclosed proxy card.

•
Internet. Access the Internet voting site at http://www.investorvote.com. Follow the on-screen instructions and be sure to have the control number listed on your proxy card available when you access the Internet voting site. Please note that shareholders who vote by Internet must bear all costs associated with electronic access, including Internet access fees.

•
Telephone. Dial toll free 1-866-732-VOTE (8683) (outside the United States and Canada, dial 1-312-588-4290) from any touch-tone telephone. Follow the voice prompts and be sure to have the control number listed on your proxy card available when you call.

•	Mail. Simply mark, sign, date, and return the proxy card to Computershare. A postage-prepaid envelope has been provided for your convenience if you wish to vote your proxy by mail.
Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the common shares will be voted FOR each of the Proposals described in the Notice of Meeting.

The accompanying instrument of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting or any adjournment thereof but does not confer authority to vote for the election of any person as a director of the Corporation other than for those persons named in this proxy statement. At the time of printing this proxy statement, our Board and management know of no such amendments, variations, or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting. If any other business or amendments or variations to the matters identified in the Notice of Meeting properly come before the Meeting then the persons named in the enclosed instrument of proxy will vote on such matters in accordance with their best judgment.

Securities and Exchange Commission (“SEC”) rules require us to notify all shareholders, including those shareholders to whom we have mailed proxy materials, of the availability of our proxy materials through the Internet.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on May 9, 2014
Our Proxy Statement is available at
http://www.tescocorp.com/2014proxy

Voting Procedures and Tabulations

With regard to the election of directors in Proposal One, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect.  With respect to Proposals Two, Three, and Four, votes may be cast in favor, against, or abstain. Votes to abstain will be excluded entirely from the vote and will have no effect. Broker non-votes will be treated as set forth below in the section entitled “Effect of Abstentions, Withheld Votes and Broker Non-Votes.”

Effect of Abstentions, Withheld Votes and Broker Non-Votes

For each of the proposals on the attached instrument of proxy, you have the option of abstaining or withholding your vote. Intermediaries will return your proxy as a broker “non-vote” if the intermediary does not receive voting instructions from you. If you abstain or withhold votes or your shares are treated as broker non-votes, your shares will still be counted for purposes of establishing a quorum. If you elect to withhold your vote for a given Proposal, your vote will not be counted for or against that Proposal. An abstention or broker non-vote will not be counted as a vote cast and will not affect the outcome of the vote for any given proposal.

Record Date

The Corporation has prepared, as of the close of business on April 1, 2014 (the “Record Date”), a list of registered shareholders entitled to receive notice of the Meeting and the number of Common Shares held by each such shareholder. A shareholder named in the list is entitled to vote the Common Shares shown opposite their name at the Meeting except to the extent that such shareholder has transferred the ownership of their Common Shares after the Record Date and the transferee of those Common Shares establishes that they own the Common Shares and demands, not later than ten days before the Meeting, that their name be substituted for that of the transferor of such Common Shares (with respect only to the Common Shares transferred), in which case the transferee is entitled to vote the Common Shares so transferred at the Meeting instead of the transferor. The register of transfers will not be closed.

For a period commencing ten days after the Record Date, a complete list of shareholders entitled to vote at the Meeting will be available for inspection during ordinary business hours at the Corporation’s executive offices at 3993 West Sam Houston Parkway North, Suite 100, Houston, Texas, 77043-1238 United States of America, and at the Corporation’s offices at 5616 - 80th Avenue SE, Calgary, Alberta, T2C 4N5, Canada, by shareholders of record for proper purposes, or at the Meeting.

Revocation of Proxies

Proxies may be revoked at any time prior to the exercise thereof either: (a) by depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing either (i) at the registered office of the Corporation at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof, at which the proxy is to be used, or (ii) with the chair of the Meeting on the day of the Meeting or any adjournment thereof, or (b) in any other manner permitted by law.

Advice to Beneficial Holders of Common Shares

If your Common Shares are not registered in your name but in the name of an intermediary (typically a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates), then you are a non-registered, or “beneficial,” shareholder. Copies of this document have been distributed to intermediaries who are required to deliver them to, and seek voting instructions from, our beneficial shareholders. Intermediaries often use a service company, such as Broadridge Financial Solutions, Inc. (“Broadridge”), to forward meeting materials to beneficial shareholders. If you are a beneficial shareholder, you can vote your Common Shares by proxy through your intermediary or at the Meeting if you appoint yourself as proxy.

Internet Voting. If your intermediary is registered with Broadridge, whom we have retained to manage beneficial shareholder Internet voting, you may vote over the Internet by accessing www.proxyvote.com and following the proxy login and voting instructions.

Voting through Intermediaries. A beneficial shareholder who does not vote by Internet will usually be given a voting instruction form by their intermediary which must be submitted by the beneficial shareholder in accordance with the instructions provided by the intermediary. In such case, you cannot use the Internet voting procedures described above and must follow the intermediary’s instructions (which in some cases may allow the completion of the voting instruction form by telephone or on the intermediary’s own Internet website). Occasionally, a beneficial shareholder may be given a form of proxy that has been signed by the intermediary and which is restricted to the number of shares owned by the beneficial shareholder but is otherwise not completed. This form of proxy does not need to be signed by the beneficial shareholder. In this case, you can complete the form of proxy and vote by mail or facsimile only, in the same manner as described above.

Voting in Person. A beneficial shareholder who receives a form of proxy or a voting instruction form from their intermediary who wishes to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), should strike out the proxyholders named in the form of proxy and insert the beneficial shareholder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions provided by the intermediary.

In all cases, beneficial shareholders should carefully follow the instructions provided by the intermediary.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the beneficial shareholder or does not have the discretion to vote those shares on one or more of the matters that come before the Meeting will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum for the Meeting.

There are two types of beneficial shareholders: (i) those who object to their name being made known to the issuers of the securities that they own (“OBOs” or “Objecting Beneficial Owners”); and (ii) those that do not object to their name being made known to the issuers of the securities that they own (“NOBOs” or “Non-Objecting Beneficial Owners”). The Corporation has elected to deliver proxy-related materials directly to its NOBOs (rather than through Broadridge or another intermediary established by their broker or agent). As a result, NOBOs can expect to receive a form of proxy directly from Computershare. These proxies should be completed and returned to Computershare in the envelope provided for that purpose. OBOs will continue to receive their proxy-related materials from Broadridge or another intermediary and their proxy will be returned to the intermediary rather than to Computershare.

Statement of Corporate Governance Practices

Board Leadership, Composition and Independence

Our business is managed through the oversight and direction of our Board. The Board has an independent chairman (the “Chairman”), Mr. Sutherlin, with a majority of the current Board members (eight of the nine directors) being independent under the rules of The Nasdaq Stock Market (“Nasdaq”). Mr. Robertson served as our independent chairman for the duration of the 2013 calendar year with the chairmanship assumed by Mr. Sutherlin effective January 1, 2014.

Members of the Board are kept informed of our business (i) through regular access to our Chairman, Chief Executive Officer, and other officers, (ii) by reviewing materials provided to them, and (iii) by participating in meetings of the Board and its committees. Independent directors meet regularly without management representatives as further described below, under “Meetings of the Board and Committees.” Each director must disclose all actual or potential conflicts of interest and refrain from voting on matters in which such director has a conflict of interest.

The Board separates the role of Chairman from the role of Chief Executive Officer because it believes that this currently provides the most efficient and effective leadership model for the Corporation. Our Board has reviewed the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board has determined that Messrs. Dyment, Dielwart, Kott, Milligan, Robertson, Serrano and Sutherlin are independent directors under the rules of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), Nasdaq and National Instrument 58-101, Disclosure of Corporate Governance Practices of the Canadian Securities Administrators (“NI 58-101”). Mr. Quintana is not considered independent because he is the Chief Executive Officer of the Corporation. Mr. Reynolds is not considered independent for service on the Audit Committee or Compensation Committee because of his affiliation with LRP V Luxembourg Holdings S.à r.l, the Corporation’s largest shareholder. Mr. Reynolds, however, is considered independent for service on the Board under the rules of Nasdaq and NI 58-101. Further, the Board determined that Messrs. Clarke and Weatherford, who served as directors for a portion of 2013, were independent directors. Our Board’s independence determinations are based on information provided by our directors and discussions among our officers, directors, and external legal advisers.

Public Directorships

Several of our directors are also directors of other reporting issuers (or the equivalent) in the United States, Canada, and Norway. Current directorships, and directorships held within the last five years, are disclosed with each director’s biographical information on the preceding and the following pages. As per the Board's Outside Commitments Policy, directors are encouraged to limit the number of other boards on which they serve, having regard to Corporation's Director Attendance Policy and their effective participation in Board and committee meetings. Directors must notify the Chair of the Corporate Governance and Nominating Committee in a timely fashion before accepting an invitation to serve on the board of directors of another company or equivalent entity (excluding charitable organizations). Directors are expected to act in accordance with the Corporate Governance and Nominating Committee's recommendation. In the event the Chair of the Corporate Governance and Nominating Committee wishes to accept an invitation to serve on the board of directors of another company, he must seek the approval of the Chairman of the Board.

Charter of the Board

A copy of the Charter of the Board is available on our website at www.tescocorp.com by selecting “Investor Relations,” then “Corporate Governance.”

Position Descriptions

The Board has adopted written position descriptions for the Board Chairman and the Chair of each of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. The primary role of the Chair of each committee is to ensure that each committee is organized properly, functions effectively, and meets its obligations and responsibilities. The Chair of the Audit Committee also maintains on-going communications with the Corporation’s external auditors in order to lead the committee in performing its oversight and other audit related functions. The Board has also adopted a written position description for the Chief Executive Officer.

Orientation and Continuing Education

The Corporate Governance and Nominating Committee oversees an orientation and education program for new directors and encourages and provides support for participation in ongoing educational opportunities for all directors. The objectives of the program are to ensure that new directors understand the role of the Board, its committees, and the contributions individual directors are expected to make to the operation of the Corporation’s affairs. The Corporation's orientation of new directors involves (i) the distribution and presentation of the Corporation's policies, (ii) private sessions with management, (iii) discussions of and hands-on training for the resources available to the new director, and, (iv) visits to the Corporation's facilities.

The Board's Continuing Education Policy encourages directors to pursue continuing education opportunities to maintain or enhance their skills as directors. Directors are encouraged to attend such education programs, as they deem appropriate, to stay abreast of developments relevant to their responsibilities. The Corporation's Legal Department maintains a list of upcoming director education opportunities which it periodically distributes to the directors. In order to encourage continuing director education, the Corporation reimburses the reasonable cost of duly requested continuing education events and related travel, accommodations, and meals. Under the Board's Continuing Education Policy, requests to attend continuing education programs are submitted to the Chair of the Corporate Governance and Nominating Committee for prior approval or, in the instance the request is made by the Chair of that committee, to the Chairman for approval.

Ethics and Compliance Program

The Board has endorsed an Ethics and Compliance Program, which is operated by certain officers of the Corporation responsible for managing the Corporation’s various compliance obligations and who report periodically to the Board, the Audit Committee, or the Corporate Governance and Nominating Committee. The Board has also adopted a formal Code of Business Conduct and Ethics (the “Code”), which applies to all directors, officers, employees, and certain other individuals. A copy of the Code is available on SEDAR at www.sedar.com, on EDGAR at www.sec.gov, as Exhibit 14 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, and on the Corporation’s website at www.tescocorp.com by selecting “Investor Relations,” then “Corporate Governance.” The Corporate Governance and Nominating Committee reviews the Code annually and, when it deems appropriate, recommends changes to the Board.

Under the Code, TESCO personnel with knowledge or suspicion of a violation of applicable laws, regulations, the Code, or TESCO's other related policies are obliged to immediately report such perceived violations. If the alleged violation involves actions by directors or executive officers prohibited by the Code, this must be reported to the Audit Committee. The Audit Committee must then take prompt, appropriate action necessary to investigate the allegation. If the Audit Committee determines that a violation of the Code has occurred, the Audit Committee must report such determination to the Board. Upon receipt, the Board will take such preventative or disciplinary action as deemed appropriate including, but not limited to, reassignment, demotion, dismissal, or notification of the appropriate governmental authorities. For further information, including how reporting and enforcement of actions by other TESCO personnel are addressed, please see our Code which is available to you as described above. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K and applicable Nasdaq rules regarding amendments to or waivers of our Code by posting this information on our Internet website at www.tescocorp.com.

The Board has reviewed and approved a disclosure policy for the Corporation in order to promote consistent disclosure practices aimed at informative, timely, and broadly disseminated disclosure of material information to the market, in accordance with applicable securities legislation. Under the Corporation's whistleblower policy, individuals can anonymously report on live complaints relating to accounting, internal accounting controls, financial reporting, and auditing matters directly to the Chair of the Audit Committee and the General Counsel. If, after consultation with the General Counsel and appropriate investigation, the Chair of the Audit Committee determines that further action is necessary, he may coordinate with management, coordinate with the Audit Committee, or report the matter directly to the Board.

Risk Oversight

The Corporation has historically placed a high level of importance on addressing, pre-empting, and managing those matters which may present a significant risk to the Corporation. The Board is updated regularly on tax and accounting matters, the status of certain litigation and claims, governmental and corporate compliance regulations and programs, quality controls, safety performance, operational issues, and financial issues. The Board frequently discusses these matters in detail in order to adequately assess and determine the Corporation's potential vulnerability and consider appropriate risk management strategies when necessary. Management makes periodic presentations to the Board of the perceived top ten risks, as ranked by potential impact and likelihood of occurrence, and discusses its efforts to manage and mitigate such risks. The Board further considers and directs management to act upon an annual enterprise risk management review and analysis which is typically presented in the latter half of each calendar year.

Director Nominations

The Corporate Governance and Nominating Committee has not established any specific minimum qualifications for membership on our Board. Rather, the committee will generally consider all relevant factors, which includes independence, experience, diversity, leadership, quality of character, and reputation. Further, the committee considers the citizenship and legal residency of candidates as, under the Alberta Business Corporations Act, twenty-five percent (25%) of the Board's directors and members of its committees are required to be "resident Canadians."

The composition and size of the Board are reviewed annually. The committee assesses the qualities and skills represented on the current Board and seeks to identify skill sets that may enhance Board performance. Upon the departure of a director, the Corporate Governance and Nominating Committee considers the skill set of the departing director when assessing potential director candidates.

The Corporate Governance and Nominating Committee uses its available network of contacts when compiling a list of potential director candidates and may also engage outside consultants when appropriate. The committee may also consider potential director candidates recommended by shareholders and other parties. All potential director candidates are evaluated based on the above criteria in the context of the current Board members' skills sets. Because the Corporate Governance and Nominating Committee makes no distinction in its evaluation of candidates based on whether such candidates are recommended by shareholders or other parties, no formal policy or procedure has been established for the special consideration of director candidates recommended by shareholders.

For the Meeting, any shareholder wishing to recommend a director candidate for consideration by the Corporate Governance and Nominating Committee must have provided written notice in compliance with the periods noted under the caption “Shareholder Proposal” below, to the Corporate Secretary at our principal executive offices located at 3993 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043-1238. Any such notice should clearly indicate that it is a recommendation of a director candidate by a shareholder and must set forth (i) the name, age, business address and residence address of the recommended candidate, (ii) the principal occupation or employment of such recommended candidate, (iii) the class and number of shares of the Corporation which are beneficially owned by such recommended candidate, (iv) a description of, and and all understandings or arrangements between, the shareholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the shareholder and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors. In addition, such notice must contain (a) a representation that the shareholder is a holder of record of TESCO stock entitled to vote at such meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such nomination, (c) the class and number of shares of the Corporation that are beneficially owned by such shareholder, (d) any material interest of the shareholder in such recommendation and (e) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such shareholder’s capacity as proponent of a shareholder proposal. Assuming that a shareholder recommendation contains the information required above, the Corporate Governance and Nominating Committee will evaluate a candidate recommended by a shareholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

Board Committees

The standing committees of the Board are the (i) Audit Committee, (ii) Compensation Committee, and (iii) Corporate Governance and Nominating Committee. Each of these committees has a written charter approved by our Board. A copy of each charter may be found in the Investor Relations section of our website at www.tescocorp.com by selecting “Investor Relations” and then “Corporate Governance.”

Audit Committee

Our Audit Committee currently consists of Messrs. Dyment, Dielwart, Kott, and Serrano. Mr. Sutherlin, as Chairman, periodically attends meetings of the Audit Committee as an ex officio member by virtue of his position as Chairman, but is not entitled to vote at such meetings. Mr. Dyment serves as Chair of the Audit Committee. The Board has determined that all current members of the Audit Committee are “independent” for purposes of the Exchange Act, Nasdaq, and as that term is defined in National Instrument 52-110 Audit Committees of the Canadian Securities Administrators (“NI 52-110”). This committee’s purpose is to represent and assist the Board with overseeing the integrity of the Corporation’s accounting and financial reporting process (including related internal controls) and the audits of the Corporation's financial statements.

Our Board has determined that Mr. Dyment is an “audit committee financial expert” as defined in the applicable rules and regulations of the Exchange Act, and all of the members of the Audit Committee are “financially literate” as that term is defined in NI 52-110. The Board has further determined that each member of the Audit Committee possesses sufficient education and background to perform his duties on the Audit Committee. Specifically:

•
Mr. Dyment, who served on the Audit Committee until May 2010 and again beginning March 2011, has been a member of the Canadian Institute of Chartered Accountants since 1972. He also previously served as the Senior Vice President Finance of Ranger Oil Limited and is currently a member of the audit committees of two of the companies for which he serves as a director.

•
Mr Dielwart served as the chief executive officer of a Canadian publicly listed company for sixteen years during which time he had extensive experience actively supervising the finance and accounting functions and public accountants.

•
Mr. Kott holds an MBA degree in Finance from the Wharton Business School of the University of Pennsylvania. He is a Certified Public Accountant (inactive) and the former Senior Vice President and Chief Financial Officer of Global Marine Inc.

•
Mr. Serrano is the chief financial officer of TETRA Technologies. He is a Certified Public Accountant (inactive) and previously served as the chief financial officer of UniversalPegasus International, Paradigm Ltd., and EGL, Inc. He has over thirty years of accounting and finance experience.

The Audit Committee regularly reports on its activities to the Board.

Compensation Committee

Our Compensation Committee currently consists of Messrs. Kott, Dielwart, Dyment, and Milligan. Mr. Sutherlin, as Chairman, also periodically attends meetings of the Compensation Committee as an ex officio member by virtue of his position as Chairman, but is not entitled to vote at such meetings. Mr. Kott serves as Chair of the Compensation Committee. The Board has determined that all of the directors on the Compensation Committee are “independent” for purposes of the Nasdaq rules and as that term is defined in NI 58-101. The Compensation Committee’s purpose is to assist the Board in its oversight responsibilities relating to compensation matters for the Corporation, including the review and determination of compensation to be paid to executive officers and directors and the review and approval of compensation disclosure that may be required in accordance with applicable legal requirements.

The Compensation Committee makes determinations regarding the Corporation’s compensation policies, including: salaries, short- and long-term cash and equity incentive compensation, bonuses, and benefits. The Compensation Committee has been delegated authority by the Board to set compensation for the Chief Executive Officer and certain other senior executives. The Board has further determined that each member of the Compensation Committee possesses sufficient education and background to perform his duties on the Audit Committee. Specifically:

•	Mr. Kott served in positions overseeing human resources matters for over thirty years. He has previously served on the public compensation committees of Friede Goldman Halter and NS Group.

•	Mr Dielwart served in positions overseeing human resources matters for over sixteen years.

•	Mr. Dyment has overseen human resources matters as President and Chief Executive officer of Ranger Oil Limited. He currently serves on the compensation committee of Transglobe Energy Corporation.

•
Mr. Milligan has experience as Department Head of the Corporate/Commercial Department of the international law firm of Bennett Jones LLP, as well as extensive experience negotiating executive employment agreements. He has previously served on the compensation committee of Newalta Corporation.

For more information regarding the Corporation’s policies and procedures for the consideration and determination of executive compensation, see below under the caption “Compensation Discussion & Analysis.” The Compensation Committee regularly reports on its activities to the Board.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Messrs. Milligan, Reynolds, and Serrano. Mr. Sutherlin, as Chairman, also periodically attends meetings of the Corporate Governance and Nominating Committee as an ex officio member by virtue of his position as Chairman, but is not entitled to vote at such meetings. Mr. Milligan serves as the Chair of the committee. The Board has determined that all of the directors on the Corporate Governance and Nominating Committee are “independent” for purposes of the Nasdaq and as that term is defined in NI 58-101.

The Corporate Governance and Nominating Committee’s purpose is to develop and review the Corporation’s approach to corporate governance and related matters and make recommendations to the Board in respect of such matters. The committee is also charged with the identification of appropriate nominees for the Board and the recommendation of qualified candidates to the Board. The Corporate Governance and Nominating Committee regularly reports to the Board on its activities.

Meetings of the Board and Committees

Set forth in the table below is a list of the meetings held by the Board and its committees during 2013 and the attendance record of each director at the sum of those meetings. The independent directors also hold at least four regularly scheduled meetings each year at which the non-independent directors and members of management are not in attendance. In 2013, the independent directors held nine (9) such meetings. Each committee also meets in the absence of management representatives at least four times per year. During 2013, each director standing for re-election attended at least seventy-five percent (75%) of the combined applicable Board meetings and committee meetings.

The Board's Director Attendance Policy states that a director is expected to spend the time and effort necessary to properly discharge such director's responsibilities. Accordingly, a director is expected to regularly attend, in person if at all practicable, meetings of the Board and committees on which such director sits, with the understanding that on occasion a director may by unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting.

In keeping with our corporate governance principles, the Director Attendance Policy also stipulates that directors are expected to attend the annual general meeting in person. If a director is unable to attend the annual general meeting, he is expected to provide advance notice to the Chairman. Two of the eight directors serving at that time attended in person the 2013 annual general meeting of shareholders.

	Board Meetings	Audit Committee Meetings	Compensation Committee Meetings	Corporate Governance and Nominating Committee Meetings
Meetings held in 2013	13	13	8	6

Cumulative Attendance (%)
John U. Clarke[1]	93%
Fred J. Dyment	95%
Gary L. Kott	100%
R. Vance Milligan, Q.C., ICD.D	100%
John T. Reynolds	100%
Norman W. Robertson[2]	100%
Michael W. Sutherlin	93%
Clifton T. Weatherford[3]	80%
Julio M. Quintana[4]	100%

(1)	Mr. Clarke served on our Board and on the Audit Committee until his resignation on September 18, 2013.

(2)
As Chairman of the Board, Mr. Robertson periodically attended meetings of the committees in ex officio status. Mr. Robertson’s attendance at those meetings is not recorded here, as he was not a voting member of those committees.

(3)	Mr. Weatherford served on our Board, Audit Committee and Corporate Governance and Nominating Committee until the conclusion of his term on May 9, 2013.

(4)
As the Corporation’s Chief Executive Officer, Mr. Quintana periodically attends meetings of the Board’s committees at their invitation. Mr. Quintana’s attendance is not recorded here as he is not a member of those committees and does not vote at those meetings.

Board and Committee Assessments

The Corporate Governance and Nominating Committee is responsible for making annual assessments and reporting to the Board the overall performance, effectiveness, and contribution of the Board and each committee, the Chairman, each committee Chair, and each director. The committee oversees an annual assessment process, which includes written questionnaires and confidential discussions between the committee Chair and directors. The committee reviews these elements as well as the size, mix of experience, and skills among members of the Board. The objective of the assessment is to ensure continued Board effectiveness in the execution of its responsibilities. In addition to any other matters the committee deems relevant, the assessments consider, in the case of the Board or a committee, the applicable charter as well as the competencies and skills each individual director is expected to bring to the Board and its committees.

Compensation Committee Interlocks and Insider Participation

We do not have any compensation committee interlocks as that term is defined by SEC rules and regulations. None of the directors on the Compensation Committee or any of our executive officers will serve as a member of a board of directors or any compensation committee of any entity that has one or more executive officers serving as a member of our Board.

Succession Planning

The Board and the Corporate Governance and Nominating Committee are actively engaged in talent management. The Board and the Corporate Governance and Nominating Committee review the Corporation's personnel strategy in support of its business strategy at least annually. This includes a detailed discussion of the Corporation's leadership bench and succession plans, with a particular focus on key senior officer positions.

Shareholder Communication with our Board

Shareholders may communicate with our Board through the Corporation’s Corporate Secretary by writing to the following address: Board of Directors, c/o Corporate Secretary, Tesco Corporation, 3993 West Sam Houston Parkway North, Suite 100, Houston, Texas, United States 77043-1238. The Corporate Secretary will forward all correspondence to the Chairman, except for mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Shareholders wishing to recommend candidates for the Board may communicate with the Corporate Governance and Nominating Committee at the same address. The Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Corporation for review and possible response.

Executive Officers
  The following persons are our executive officers as of _____ __, 2014. The executive officers of the Corporation serve at the pleasure of the Board. None of the executive officers, directors, or nominees has any family relationship with another.

Name	Age	Title	Biography
Julio M. Quintana	54	President, Chief Executive Officer, and Director	For a description of the business experience of Mr. Quintana, see the “Election of Directors” section of this proxy statement.
Fernando R. Assing	48	Executive Vice President and Chief Operating Officer
Mr. Fernando R. Assing was promoted to his current position in January 2014. Prior thereto, he served as our Senior Vice President and Chief Operating Officer since August 2011 and as our Senior Vice President of Marketing and Business Development from May 2009 until August 2011. Prior to joining TESCO, Mr. Assing served in multiple global and regional positions within the Integrated Projects Management Division of Schlumberger between September 1997 and April 2009. Before that, Mr. Assing worked for Technip in various project management and business development capacities between May 1991 and August 1997.

Chris L. Boone	44	Senior Vice President, Chief Financial Officer, and Principal Accounting Officer
Mr. Christopher L. Boone was appointed our Senior Vice President, Chief Financial Officer, and Principal Accounting Officer effective January 1, 2014. Prior thereto, Mr. Boone served as Vice President and Chief Financial Officer of Lufkin Industries between May 2008 and June 2013, thereafter continuing his employment with Lufkin Industries until the end of 2013.

Jeffrey L. Foster	46	Senior Vice President, Corporate Business Development
Since November 2013, Mr. Jeffrey L. Foster has served as our Senior Vice President, Corporate Business Development. From August 2011 until November 2013, he served as the Senior Vice President, Top Drive and Surface Products. Prior thereto, Mr. Foster served as our Senior Vice President, Operations since August 2007 and our Vice President, CASING DRILLING of Tesco Services Inc., a former subsidiary of Tesco Corporation, from September 2005 to August 2007. Prior to joining TESCO, Mr. Foster was employed in various capacities at Halliburton Company from 1996 to 2005, last holding the position of Global Operations Manager, Sand Control. Prior to Halliburton, Mr. Foster worked for Exxon drilling and completing wells.

Dean Ferris	57	Senior Vice President, General Counsel, and Corporate Secretary
Mr. Dean Ferris has served as our Senior Vice President, General Counsel and Corporate Secretary since August 2010.  Prior to joining the Corporation, Mr. Ferris was the Chief Legal Officer of the Dubai International Financial Centre Authority from April 2004 until August 2010.  From May 1989 until March 2004, he worked in the Law Department of Schlumberger holding positions of increasing responsibility and serving as General Counsel of two divisions in Houston, Texas from July 1999 until March 2004.

Darko Ulakovic	49	Vice President, Manufacturing and General Manager, TESCO Manufacturing Facility
Mr. Darko Ulakovic has served as our Vice President, Manufacturing and General Manager, TESCO Manufacturing Facility since December 2012. Prior to serving in his current position, Mr. Ulakovic worked for us as Director, Project Management since August 2012. Prior to joining the Corporation, Mr. Ulakovic was an employee of Com Dev Ltd., a manufacturer of systems and subsystems for the aerospace industry, between March 1996 and June 2011. In his last position at Com Dev, he served as Director, Project Management from April 2006 to June 2011.

MATTERS TO BE ACTED UPON AT THE MEETING
PROPOSAL ONE – Election of Directors

One of the purposes of the Meeting is to elect directors to hold office until the next annual general meeting of shareholders and until their successors have been qualified and duly elected or appointed. There are presently nine (9) directors of the Corporation, each of whose term of office will expire at the Meeting. One of the current directors, Mr. Robertson, is retiring and is not standing for re-election.

The Corporate Governance and Nominating Committee has approved the inclusion of all the following persons as nominees on the proxy card. Among this slate are two new candidates as compared to the slate presented in the previous year: Messrs. Dielwart and Serrano. Mr. Dielwart was first identified by Mr. Dyment who referred him to Korn/Ferry, the independent third-party search firm retained by the Corporate Governance and Nominating Committee, which recommended his candidacy. Mr. Serrano was first identified and recommended by Korn/Ferry. In the course of overseeing the search for candidates, the Corporate Governance and Nominating committee considered a candidate presented by a shareholder and more than a dozen other finalists before recommending Messrs. Dielwart and Serrano to the Board for appointment as non-employee directors.

Set forth below are the names, principal occupations, ages, committee memberships, directorships held with other public companies and other biographical data for the eight (8) director nominees, as well as the month and year each nominee was first elected or appointed as one of our directors. The following information has been obtained from the Corporation’s records or from the nominees directly as of April 1, 2014. For further information concerning the nominees, see “Statement of Corporation Governance Practices” and “Security Ownership of Management and Certain Beneficial Owners” included elsewhere in this Proxy Statement. Each of the nominees for election have consented to being nominated and agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve.

The Board recommends a vote FOR all nominees.

Nominees for Director

Name and Occupation	Age	Director Since	Description
John P. Dielwart Independent Businessman	61	March 2014
Mr. Dielwart sits on the Audit and Compensation Committees. He retired from ARC Resources Ltd. in January 2013 after serving as that company's Chief Executive Officer since 2001. He founded ARC Resources Ltd. in July 1996 and served as President until 2009. Mr. Dielwart serves on the board of directors of two public companies: ARC Resources Ltd. and Denbury Resources Ltd. Mr. Dielwart served two three-year terms as Governor of the Canadian Association of Petroleum Producers including eighteen months (2002-2004) as Chairman. Mr. Dielwart graduated from the University of Calgary in 1977 with a Bachelor of Science with Distinction in Civil Engineering. Mr. Dielwart is a resident of Calgary, Alberta, Canada. His independence, experience as a public company chief executive officer in the energy industry qualify him to serve on our Board.

Fred J. Dyment Independent Businessman	65	August 1996
Mr. Dyment sits on the Audit and Compensation Committees. He retired from Maxx Petroleum Ltd. in May 2001 after serving as that company’s President and Chief Executive Officer since September 2000. Prior to that, Mr. Dyment was the President and Chief Executive Officer of Ranger Oil Limited. He serves on the boards of directors for ARC Energy Trust, TransGlobe Energy Corporation, Major Drilling Group International, Inc. and is Chairman of WesternZagros Resources Ltd. From January to October 2007, Mr. Dyment served on the board of Western Oilsands Ltd. From September 2002 to May 2008, he served on the board of ZCL Composites Ltd. Mr. Dyment is a resident of Calgary, Alberta, Canada. Mr. Dyment’s independence, experience as a public company director and experience as an executive in the energy industry qualify him to serve on our Board.

Gary L. Kott Independent Businessman	72	January 2000
Mr. Kott is Chair of the Compensation Committee and sits on the Audit Committee. He retired from Global Marine Inc. in 1998 after serving as that company’s Senior Vice President and Chief Financial Officer for two years. Prior to that, Mr. Kott served as President of Global Marine’s principal operating subsidiary, Global Marine Drilling Company, for 17 years. Mr. Kott is a resident of Montgomery, Texas, USA. Mr. Kott’s independence, experience as a public company director and as an executive in the energy industry qualify him to serve on our Board.

Name and Occupation	Age	Director Since	Description
R. Vance Milligan, Q.C., ICD.D Retired Partner, Bennett Jones LLP, Barristers & Solicitors	62	February 2006
Mr. Milligan is Chair of the Corporate Governance and Nominating Committee and sits on the Compensation Committee. Prior to his retirement on December 31, 2010, Mr. Milligan had been a practicing lawyer with the Canadian national law firm of Bennett Jones LLP, Barristers & Solicitors, since August 1980. Mr. Milligan’s practice focused on representing public and private companies in the energy sector, with an emphasis on mergers and acquisitions, public and private financings, as well as matters relating to corporate governance. Mr. Milligan serves as a director of Newalta Corporation and had served as a director or trustee of its predecessor entities since 1994. Mr. Milligan is a resident of Calgary, Alberta, Canada. Mr. Milligan has completed the academic requirements for the Directors Education Program for the Institute of Corporate Directors and has been granted the designation of ICD.D. Mr. Milligan's independence, experience as a public company director, experience as an attorney practicing in matters of corporate law and governance, and his training qualify him to serve on our Board.

Julio M. Quintana President and Chief Executive Officer of the Corporation	54	September 2004
Mr. Quintana has served as our President and Chief Executive Officer since September 2005 and prior to that held the roles of President, Executive Vice President and Chief Operating Officer of the Corporation. Prior to September 2004, Mr. Quintana was the Vice President & General Manager, Integrated Project Management and Vice President, Exploitation for Schlumberger Technology Corp. from November 1999 to September 2004. Prior to working for Schlumberger, Mr. Quintana worked for almost 20 years in various operational roles for Unocal Corporation, a global E&P company. Since July 2006, he also serves on the board of directors of SM Energy Company. Mr. Quintana is a resident of Sugarland, Texas, USA. Mr. Quintana's experience as a public company director, his service as our President and Chief Executive Officer and as an executive in the energy industry qualify him to serve on our Board.

John T. Reynolds Co-founder and Managing Director of Lime Rock Partners	43	March 2010
Mr. Reynolds sits on the Corporate Governance and Nominating Committee. Mr. Reynolds co-founded Lime Rock Partners in October 1998 and serves as Managing Director. Mr. Reynolds joined Goldman Sachs in 1992 and spent six years in the Investment Research Department where he had senior analyst responsibility for global oil service sector research and was one of the top-rated analysts in the sector. He is a graduate of Bucknell University (B.A.). Mr. Reynolds remains an active member of the Lime Rock Partners investment team, investigating and executing primarily energy service investment opportunities worldwide. Mr. Reynolds serves on the board of directors of one other public company: Archer Ltd. He previously served on the boards of directors of Allis-Chalmers Energy Inc., Eastern Drilling, Hercules Offshore, Inc., IPEC, Noble Rochford Drilling, Patriot Drilling, Roxar, Sensa, and Torch Offshore. Mr. Reynolds is a resident of Wilton, Connecticut, USA. Mr. Reynolds' experience as a public company director, financial analyst, and partner at an energy investment firm qualify him to serve on our board.

Elijio V. Serrano Senior Vice President and Chief Financial Officer of TETRA Technologies	56	March 2014
Mr. Serrano sits on both the Audit Committee and the Corporate Governance and Nominating Committee. He currently serves as the Senior Vice President and Chief Financial Officer of TETRA Technologies Inc., positions he has held since August 2012. Prior thereto, he served as chief financial officer of UniversalPegasus International, a global project management, engineering, and construction management company, from October 2009 through July 2012. Following his resignation from Paradigm BC in February 2009 and until his acceptance of the position with UniversalPegasus International in October 2009, Mr. Serrano was retired. From February 2006 through February 2009, Mr. Serrano served as chief financial officer and executive vice president of Paradigm BV (formerly Paradigm Geophysical Ltd.), a provider of enterprise software solutions to the oil and gas industry. From October 1999 through February 2006, Mr. Serrano served as chief financial officer of EGL, Inc., a publicly-traded transportation and logistics company. From 1982 through October 1999, Mr. Serrano was employed in various capacities by Schlumberger Ltd., including as vice president and general manager of the western hemisphere operations of Schlumberger's Geco-Prakla seismic division (from 1997-1999), as group controller for the global operations of the Geco-Prakla seismic division (from 1996 to 1997), and from 1992 to 1996 as controller of various geographical units of the Geco-Prakla seismic division. Mr. Serrano received his B.B.A. degree in accounting and finance from the University of Texas at El Paso in 1979. Mr. Serrano became a certified public accountant in the State of Texas in 1986 and continued as a certified public accountant until March 2002, at which time his license became inactive. Mr. Serrano's independence and experience as a public company executive in the energy industry qualify him to serve on our Board.

Name and Occupation	Age	Director Since	Description
Michael W. Sutherlin Independent Businessman	67	March 2012; previously September 2002 until August 2011
Mr. Sutherlin has served as our Chairman since January 2014. Mr. Sutherlin served as President and Chief Executive Officer from December 2006 and, since November 2006, a director of Joy Global, Inc., a mining equipment and services provider, until until December 2013. Mr. Sutherlin previously served on the board of International Mining Machinery, Ltd. before that company was delisted and became a wholly owned subsidiary of Joy Global, Inc. Prior to that, Mr. Sutherlin served as Joy Global, Inc.'s Executive Vice President and the President and Chief Operating Officer of Joy Technologies, Inc. Before he joined Joy Global, Inc. in 2006, Mr. Sutherlin was Group President, Drilling Equipment, and President and Chief Operating Officer of Varco International, Inc. Mr. Sutherlin serves on the board of directors of one other public company: Peabody Energy. Mr. Sutherlin is a resident of Mercer Island, Washington, USA. Mr. Sutherlin's independence, experience as a public company director, and experience as an executive in the energy industry qualify him to serve on our Board.

PROPOSAL TWO – Appointment of the Independent Auditors

The Audit Committee of the Corporation proposes that Ernst & Young LLP ("E&Y"), Houston, Texas, be appointed as the Corporation's independent registered public accounting firm to hold office until the close of the next annual general meeting of shareholders. Representatives of E&Y are expected to be present at the Annual General and Special Meeting and will have an opportunity to make a statement if they so desire and will respond to appropriate questions.

On February 10, 2014, the Audit Committee appointed E&Y as the Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2014, subject to the approval of the Corporation's shareholders at the Corporation's Annual General and Special Meeting. During the fiscal years ended December 31, 2013 and December 31 2012, respectively, and the subsequent interim period through February 10, 2014, neither the Corporation nor anyone acting on its behalf has consulted with E&Y on any of the matters or events set forth in Item 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

Prior to the appointment of E&Y, PricewaterhouseCoopers LLC ("PWC") served as our independent registered public accounting firm. See "Changes in Independent Registered Accounting Firm" below. The Corporation does not expect that a representative of PWC will be present at the Annual General and Special Meeting.

Principal Accountant Fees and Services

The table below provides the aggregate fees paid or accrued by the Corporation to its independent registered public accounting firm, PWC, in 2012 and 2013.

Service Provided	2013	2012
Audit Fees (a)	$1,590,000	$1,286,000
Audit-related Fees	—	—
Tax Fees (b)	$6,000	—
All Other Fees	$5,200	$5,200
Total	$1,601,200	$1,291,200

(a)
Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered by PricewaterhouseCoopers for the audit of the Corporation’s annual and quarterly financial statements and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

(b)	Tax fees include services for tax compliance, research and technical tax advice.

Our Audit Committee has considered all fees provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors’ independence. For more information with respect to our Audit Committee and its relationship with our outside auditors, see “Statement of Corporate Governance Practices - Audit Committee” above.

Audit Committee Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee is responsible for the appointment, retention, compensation, and oversight of our independent registered public accounting firm. The Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent registered public accounting firm. In accordance with such policies and procedures, the Audit Committee is required to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services is in accordance with SEC rules and regulations and does not impair the registered public accounting firm’s independence. Our Chief Financial Officer is the primary contact to receive and assess any proposed engagements from the independent registered public accounting firm. Following receipt and initial review for eligibility by these primary contacts, a proposal is forwarded to the Corporate Secretary for delivery to the Audit Committee which would review and consider whether to permit the proposed engagement. The Audit Committee has delegated specific authority for pre-approval to the Chair of the Audit Committee for the period between committee meetings, provided the estimated fee of the proposed service does not exceed $25,000. The Chair must report any decisions to the Audit Committee at its next scheduled meeting. A copy of our Protocol for Approval of Audit and Permitted Non-Audit Services Provided by External Auditors is available on our website at www.tescocorp.com by selecting “Investor Relations”, then “Corporate Governance.”

Changes in Independent Registered Public Accounting Firm

The Audit Committee completed a competitive process to review the appointment of the Corporation's independent registered public accounting firm for the year ending December 31, 2014. As a result of this process, the Audit Committee appointed E&Y as the Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2014, and dismissed PWC from that role on on February 10, 2013.

PWC or its predecessors had been the independent registered public accounting firm of the Corporation since December 1, 1993 and served as the auditors of two of the Corporation's predecessor companies for more than five years prior to that date. PWC's reports on the Corporation's consolidated financial statements as of and for the fiscal years December 31, 2013 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of PWC on the effectiveness of internal control over financial reporting as of December 31, 2013 and 2012 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through February 10, 2014, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Corporation and PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The Corporation provided PWC with a copy of the disclosures made in a Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the SEC. The Corporation requested that PWC furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of PWC's letter dated February 13, 2014 was attached as Exhibit 16.1 to the Report filed on February 14, 2014 which is incorporated herein by reference.
During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through February 10, 2014, neither the Corporation nor anyone acting on its behalf has consulted with E&Y with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s financial statements, and neither a written report nor oral advice was provided to the Corporation that E&Y concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.
The Board recommends a vote FOR the appointment of Ernst & Young LLP as our independent auditors to hold office until the next annual general meeting of shareholders, at a remuneration to be determined by our Board.

PROPOSAL THREE–Approval of 2013 Named Executive Officer Compensation

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act required the SEC to adopt rules requiring the Corporation to seek a non-binding advisory vote from our shareholders to approve the compensation awarded to our named executive officers disclosed pursuant to Section 14A of the Exchange Act and Item 402 of Regulation S-K.

The Corporation has established comprehensive compensation programs for our executive officers, including our named executive officers, as described in this proxy statement.  Shareholders should refer to and consider this information in evaluating the Corporation’s approach to compensating our executive officers.

The Compensation Committee will continue to emphasize compensation arrangements with the objective of aligning the financial interests of our executives with the interests of long-term shareholders.  Please refer to the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation” of this proxy statement for a detailed discussion of the Corporation’s executive compensation in 2013. Our Board recognizes that executive compensation is an important matter of shareholder concern and believes that providing shareholders with the opportunity to review our compensation programs annually is a matter of good corporate practice. Accordingly, we will continue to hold an annual advisory approval of the Corporation’s executive compensation, which is consistent with the preference of approximately 75% of the votes cast at the 2011 annual general and special meeting of shareholders on the frequency of the executive compensation advisory vote.

You have the opportunity to vote for, against, or abstain from the non-binding advisory vote to approve the 2012 named executive officer compensation.

The Board recommends a vote FOR this Proposal.

PROPOSAL FOUR –Confirmation of the Board's Amendments of the Amended and Restated By-laws:
(4a) to permit "notice and access" delivery of proxy materials in the future;
(4b) to require "advance notice" for shareholder nomination of candidates for election as directors and shareholders to propose other business in connection with meetings of shareholders; and
(4c) to make other updates and changes as described herein.
On March 6, 2014, the Board voted to amend and restate the By-laws of the Corporation (as amended, the “By-laws”).

The amendment to the By-laws was effective as of March 6, 2014, but, in accordance with the Business Corporations Act (Alberta) (the “ABCA”), is subject to shareholder confirmation at the Corporation’s 2014 Annual General and Special Meeting of Shareholders.

Our existing by-laws were last amended in 2008. We believe that the amended and restated by-laws implement current best practices in the subject matter listed below.

To be approved, the ordinary resolution approving the foregoing amendments to the by-laws of the Corporation requires the approval of more than 50% of the votes cast by the shareholders present in person or by proxy at the Meeting. At the Meeting, the shareholders will therefore be asked to consider and, if thought appropriate, pass the ordinary resolution contained in Exhibit C to this proxy statement.

Proposal Four(a) Amendments to the By-laws to provide for "notice and access" delivery of proxy materials.
Section 12.01 of the By-laws permits the delivery of the Corporation’s proxy statement and certain other documents (including the Corporation's annual report) pursuant to “notice and access” rules that have been adopted under the SEC and ABCA rules and regulations.

The Corporation believes that these By-laws amendments will reduce annual printing and mailing costs incurred by the Corporation.

The Board recommends a vote FOR this Proposal.

Proposal Four(b) Amendments of the By-laws to require "advance notice" for shareholder nomination of candidates for election as directors and shareholders to propose other business in connection with meetings of shareholders.
Section 4.05 and Section 4.06 of the By-laws (including related definitions) contain an advance notice provision that must be complied with in order for any shareholder to propose business (other than pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended) or nominate directors at an annual or special meeting of the Corporation’s shareholders.

A shareholder seeking to propose business (other than pursuant to Rule 14a-8) or nominate directors at an annual meeting of shareholders must give advance written notice to the Corporation not more than ninety (90) days, and not less than sixty (60) days, prior to the anniversary date of the prior year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held the previous year or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the one-year anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth (60th) day prior to such annual meeting; or (2) the tenth (10th) day following the day on which the Corporation first publicly announces the date of such annual meeting. In addition, the By-laws provide that, solely in the case of the first annual meeting of shareholders held following the adoption of the By-laws, such notice must be so delivered, or mailed and received, not later than the close of business on the fourteenth calendar day following the effective date of the Bylaws.

A shareholder seeking to nominate a director for election at a special meeting of shareholders where the election of directors is properly on the agenda must give advance written notice to the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of: (1) the sixtieth (60th) day prior to such special meeting; or (2) the tenth (10th) day following the day on which the Corporation first publicly announces the date of such special meeting.

The By-laws also contain certain specified requirements for the type of information required to be provided by any shareholder seeking to propose business or nominate directors at a meeting, including, but not limited to, a description of the business desired to be brought before the meeting, the text of such proposal, certain specified information about the proposing shareholder and, if applicable, any nominee for director, as well as such person’s affiliates and associates. The specific information required to be provided is more fully described in the By-laws, a copy of which is attached hereto as Exhibit B.

The Corporation believes that the amendments to the By-laws regarding the advance notice provisions will beneficial shareholders of the Corporation by: (i) ensuring that all shareholders, including those who vote by proxy, receive adequate notice of the matters to be raised at the meeting, (ii) allow all shareholders to be better informed about the interests of persons proposing business or director nominations at a shareholder meeting; (iii) facilitating the orderly conduct of annual meetings, and (iv) allowing the Corporation to prepare its strategy in the event a shareholder intends to propose business or nominate candidate(s) for election as director(s) at a shareholder meeting.

The Board recommends a vote FOR this Proposal.

Proposal Four(c) Amendments of the By-laws for other changes and updates.
The amended By-laws also contain changes to, among other things:

•	provide the Board with greater flexibility regarding the persons who may be authorized to execute contracts and instruments on behalf of the Corporation (Section 1.01);

•	confirm that documents may be signed in counterparts (Section 1.06);

•	update the procedures for calling a meeting of the Board of Directors, provide a mechanism for adjournment of

•	meetings of the Board of Directors, and incorporate the requirement under the ABCA that at least one-quarter of the Board of Directors (and each committee) be resident Canadians (Part 3);

•
update: (1) the procedures for calling a special meeting of shareholders, (2) the order of presiding officers at shareholder meetings, (3) the voting procedures at shareholder meetings, and (4) the adjournment procedures for shareholder meetings (Sections 4.03, 4.04, 4.08 and 4.13);

•	update the description of officers contained in the By-laws (Part 5);

•	provide for the establishment and disclosure of director, officer and employee remuneration in a manner consistent with the ABCA (Part 6); and

•
provide for electronic payment of dividends, as well as prescribe the date on which unclaimed dividends are forfeited in accordance with Canadian law relating to unclaimed personal property (Sections 10.03 and 10.05).

The Corporation believes that these By-law amendments are necessary to current best practices in the various subject matters and conform with how the Corporation conducts its business.
The Board recommends a vote FOR this Proposal.

Separate Items
Proposals Four(a-c) all relate to shareholder confirmation of our By-laws amendments but each item involves a different subject. Therefore, to avoid confusion by bundling these items together, we are setting out each separate matter intended to be acted upon, so that shareholders are able to express their views on each amendment separately. Because each of the proposals is separate and distinct, the approval of any proposal is not conditioned on the approval of any other proposal. Any amendments not confirmed by shareholders will be removed from the Bylaws.

Audit Committee Report

The following is our Audit Committee’s report in its role as the overseer of the integrity of our financial statements, the financial reporting process, our independent auditor’s performance, including their qualification and independence, and our compliance with legal and regulatory requirements. In carrying out its oversight responsibilities, our Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the outside auditors' work. This report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Exchange Act or incorporated by reference in any document so filed.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm.

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed with the independent auditors pursuant to Statement on Auditing Standards No. 61 (Communication with the Audit Committees), as amended and as adopted by the Public Accounting Oversight Board ("PCAOB") in Rule 3200T, including the quality of the Corporation’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Audit Committee pursuant to Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees), required by PCAOB Ethics and Independence Rule 3526.

Taking all of these reviews and discussions into account, the members who served on the Audit Committee on December 31, 2013 and on the date the Corporation filed its Annual Report on Form 10-K, have recommended that the Board approve the Corporation’s 2013 audited financial statements and their inclusion in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC and Canadian securities regulators.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE TESCO CORPORATION BOARD OF DIRECTORS
Fred J. Dyment, Chair
Gary L. Kott
Michael W. Sutherlin

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview of Executive Compensation Process

TESCO’s Board has delegated responsibility and authority to the Compensation Committee for setting the compensation, including both cash and equity-based elements, of the Chief Executive Officer and certain other senior executive officers of the Corporation and its subsidiaries.  The Board has also granted discretionary authority to the Compensation Committee to set compensation, including authority to approve awards under our Amended and Restated 2005 Incentive Plan (the “Incentive Plan”), for all other directors, officers, and employees. Our Incentive Plan, which was approved by shareholders at our 2007 Annual General and Special Meeting, as amended, was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended 2013.

The Compensation Committee is also responsible for maintaining knowledge of competitive compensation practices, reviewing the design and competitiveness of our compensation and benefits programs, and evaluating, at least annually, the compensation packages for executive officers. The Compensation Committee takes into consideration a number of factors in making specific compensation determinations or recommendations, as the case may be, including the knowledge and experience of the individual, the individual’s performance, the importance of the individual’s position and career path to the achievement of TESCO's financial and operational goals.

The Compensation Committee has periodically engaged Mercer Human Resource Consulting (“Mercer”) since September 2005, the date of its first engagement, as the Compensation Committee's direct, independent outside consultant. Pursuant to SEC rules and regulations, the Compensation Committee has assessed the independence of Mercer and concluded that no conflict of interest exists that would prevent Mercer from independently representing the Compensation Committee.

The Compensation Committee has relied upon Mercer to provide specific advice concerning (i) the Corporation's peer group, compensation philosophy, benchmarking, and Incentive Plan design for officer and director positions and (ii) market trends and issues. During its engagement, Mercer has participated in Compensation Committee meetings, reporting data pertaining to compensation policy and design for officers and directors. In 2013, Mercer advised the Compensation Committee as it made changes to the Corporation's 2014 peer group. The Corporation’s management did not direct Mercer’s activities but did provide information to Mercer and made itself available for interviews. The decisions made by the Compensation Committee are the responsibility of the committee and may reflect factors and considerations other than the information and recommendations provided by Mercer. Under corporate policy and the Compensation Committee charter, management must seek the pre-approval of the Compensation Committee to retain Mercer or its affiliates for any services.

A performance evaluation of the Chief Executive Officer is conducted annually under the leadership of the Compensation Committee. This process typically occurs in the first quarter of each year to measure the performance of the Chief Executive Officer in the prior fiscal year. The Chair of the Compensation Committee crafts a confidential survey and distributes that survey to each independent director. The results of the survey and an analysis of the Corporation's financial performance are compiled into a report by the Chair of the Compensation Committee that is discussed at a meeting of the independent directors. Following such meeting, a representative of the Board, usually the Board Chairman, communicates the appraisal results to the Chief Executive Officer.

In addition to considering Mercer's advice, the Compensation Committee also considers the advice of Mr. Quintana, our President and Chief Executive Officer, concerning executive officers and key employees. Specifically, Mr. Quintana reviews the performance of each executive officer other than himself. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Board and the Compensation Committee can exercise its discretion in setting compensation or in modifying any recommended adjustments or awards to executives.

The Compensation Committee made its salary and short-term incentive compensation plan determinations for 2014 in the fourth quarter of 2013 so that performance compensation targets could be announced at the beginning of the calendar year, in conjunction with the implementation of the Corporation’s operating plan. The Compensation Committee anticipates following the same schedule in future years. Long-term equity incentive program determinations have historically been made in the fourth quarter of the year preceding awards.

Financial Performance: Fiscal Year 2013
Fiscal Year 2013 was a year marked by successful financial performance by the Corporation. Several of the following are excerpts from Item 6 of our recently filed Annual Report on Form 10-K for the fiscal year ended 2013.

•	TOTAL SHAREHOLDER RETURN: Our share price outperformed the S&P 500 and OSX in 2013, appreciating 75%.
•	OPERATING INCOME: We recorded our second best annual operating income, $55.6 Million.
•	REVENUE: We recorded our second best annual revenue, $525.2 Million.
•	TUBULAR SERVICES REVENUE: Our Tubular Services segment recorded its fifth straight year of record revenue.
•	TUBULAR SERVICES OPERATING INCOME: Our Tubular Services segment recorded its fifth straight year of record operating income.
•	ADJUSTED EBITDA: The Corporation recorded its second best annual Adjusted EBITDA, $97.1 Million.
•	TOTAL SHAREHOLDER RETURN PERFORMANCE COMPARED TO THE PEER GROUP: In 2013, TESCO performed better than all but one member of its peer group, after excluding one peer company that was purchased.
Executive Compensation Highlights

•	The Compensation Committee consists entirely of independent directors.
•	TESCO offers limited perquisites to officers.

Executive Compensation-Related Fees

The following table sets forth the fees paid by the Corporation to the Compensation Committee's independent outside compensation consultant, Mercer, in the past two fiscal years. The table categorizes the fees paid to Mercer as either executive compensation-related fees or other fees (i.e. fees unrelated to executive compensation matters). The section “All Other Fees” below explains the fees paid for services rendered by Mercer to the Corporation unrelated to executive compensation matters. The

Corporation expects the fees in 2014 to increase from 2013 because the Compensation Committee plans to conduct a comprehensive review of the Corporation's compensation practices, likely in the third quarter of 2014.

	2013	2012
Executive Compensation-Related Fees	$5,358	$99,283
Other Fees	$980	$20,980

All Other Fees

In 2013, Mercer rendered services to the Corporation and its affiliates relating to employee compensation for certain offices in Asia. In 2012, Mercer rendered services to the Corporation and its affiliates relating to employee compensation for certain offices in Asia and Canada. In both years, these fees are attributable to Mercer due to its acquisition in 2010 of ORC Worldwide, a formerly independent company, which management had retained to provide the Corporation with global compensation and cost of living data. The Compensation Committee has approved management's continued retention of ORC Worldwide's services.

Peer Group

The Compensation Committee uses, among other tools, a group of peer companies selected by the committee to evaluate the Corporation’s executive compensation. After the Compensation Committee selects the peer group, TESCO’s Human Resources Department provides information to Mercer which compares TESCO’s executive positions to the peer group and provides benchmarking data to the Compensation Committee. Peer group data is only one aspect of the information that the committee uses to determine the compensation elements for the Corporation’s executive officers. This alone, however, does not determine the mix or level of executive officer compensation.

The peer group is reviewed at least annually by the Compensation Committee as well as periodically when it has reason to believe an update is appropriate due to changes in the market or group itself. In the selection process, Mercer, with input from the Compensation Committee and management, assembles an initial list of potential peer companies, all of which are publicly traded upstream service and equipment providers to the oil and gas industry. That list is reviewed by the committee and, based on criteria described below, the committee selects the final peer group from the initial list. The peer group includes companies that the Compensation Committee believes to be comparable to TESCO in terms of most recent fiscal year revenues, market capitalization (considered both as of a recent date and as an average over the prior calendar year), geographic footprint, income, and asset base. The Compensation Committee selects a group in which it considers the Corporation to be as near as reasonably possible to median along those metrics, having regard for the cyclical and volatile nature of the oilfield service sector, as well as the fact that the Corporation is among the smallest of the publicly traded global companies in its industry.

At its November 2012 meeting, the Compensation Committee considered the 2012 peer group below and, noting that the peer group continued to serve as an appropriate and valuable tool,  confirmed the group below as the 2013 peer group. In 2013, TESCO's performance exceeded the performance of all but one member of its peer group, after excluding one peer company purchased that year, thereby placing TESCO's performance in the top fifteen percent (15%) of the peer group.

2013 Peer Group
Company	FY 2012 Revenue (in millions)($)	FY 2012 Market Capitalization (in millions)($)
Basic Energy Services (NYSE: BAS)	1,375	466
Cal Dive International (NYSE: DVR)	465	170
Dawson Geophysical (NASDAQ: DWSN)	319	312
Forbes Energy Services (NASDAQ: FES)	473	53
Global Geophysical (NYSE: GGS)	339	146
Gulf Island Fabrication (NASDAQ: GIFI)	521	332
Gulfmark Offshore (NYSE: GLF)	389	909
Hornbeck Offshore Services (NYSE: HOS)	513	1,230
ION Geophysical (NYSE: IO)	526	984
Lufkin Industries (NASDAQ: LUFK)	1,280	2,510
Newpark Resources (NYSE: NR)	1,040	687
Parker Drilling (NYSE: PKD)	678	514
Pioneer Energy Services Corp. (NYSE: PES)	919	442
TETRA Technologies (NYSE: TTI)	881	581
Vantage Drilling (NYSE: VTG)	471	512

At its November 2013 meeting, the Compensation Committee considered the 2013 peer group above and, noting the acquisition of Lufkin Industries by General Electric, consulted Mercer to organize a suitable list of candidates to replace Lufkin Industries in the Corporation's 2014 peer group. After considering the criteria listed above in this section, the Compensation Committee agreed to replace Lufkin Industries with Trinidad Drilling. The 2014 peer group is listed below.

2014 Peer Group
Company	FY 2013 Revenue (in millions)($)	FY 2013 Market Capitalization (in millions)($)
Basic Energy Services (NYSE: BAS)	1260	672
Cal Dive International (NYSE: DVR)	517	195
Dawson Geophysical (NASDAQ: DWSN)	297	274
Forbes Energy Services (NASDAQ: FES)	417	70
Global Geophysical (NYSE: GGS)	272	61
Gulf Island Fabrication (NASDAQ: GIFI)	608	344
Gulfmark Offshore (NYSE: GLF)	455	1,267
Hornbeck Offshore Services (NYSE: HOS)	548	1,770
ION Geophysical (NYSE: IO)	549	524
Newpark Resources (NYSE: NR)	1,040	1,067
Parker Drilling (NYSE: PKD)	874	993
Pioneer Energy Services Corp. (NYSE: PES)	960	518
TETRA Technologies (NYSE: TTI)	909	981
Trinidad Drilling (TO: TDG)	846	1,198
Vantage Drilling (NYSE: VTG)	732	556

Philosophy and Objectives

Compensation levels reflect the Compensation Committee’s recognition that we compete with many larger companies for top executive-level talent. TESCO’s compensation philosophy is based on the recognition that the interests of the shareholders are best served by attracting, retaining, and motivating top quality management personnel, especially executive officers. By offering competitive compensation packages that maintain an appropriate relationship between executive pay and the creation of shareholder value, we believe that we align the interests of our executive officers with those of our shareholders. To that end, in establishing executive compensation, we attempt to integrate the following principles in the design of the compensation packages that we offer to our executives:

•	annual base cash compensation at a level making us competitive with our peers for executive talent in the energy services industry;

•	annual cash bonuses to motivate and recognize the achievement of short term objectives; and

•
equity-based incentive awards (which to date have been in the form of stock options, RSUs and PSUs for executives) to motivate the achievement of financial objectives and ensure that management has a continuing stake in (i) our long-term success, (ii) our long-term objective of growth through innovative technology, and (iii) our medium- and long-term goals of creating value for our shareholders.

TESCO’s objective in setting executive compensation is the creation of incentives to reward management performance that leads to an increase in shareholder value, while exercising appropriate risk management. Shareholder value is a broad concept that includes not only quantitative factors such as stock price, earnings per share, and return on capital employed, but also qualitative factors such as successful development and commercialization of key technologies that are expected to enhance long-term corporate value. As a result, management compensation may be tied to both financial and non-financial measures. Risk management means ensuring that the Corporation has a strategy for sustainable growth. The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking and believes that it does not. The largest compensation element provided to the NEOs is composed of long-term equity awards tied to the Corporation’s stock price. Because the awards are staggered and subject to long-term vesting schedules, the committee believes TESCO’s NEOs are appropriately incentivized to create sustainable shareholder value.

Accordingly, in considering the mix of compensation elements, the Compensation Committee considers both the amount and form of the compensation. The committee seeks to achieve the appropriate balance between immediate cash rewards and long-term financial incentives for the achievement of both annual and long-term financial and non-financial objectives.

Depending on TESCO’s and an individual executive’s performance, the Compensation Committee expects (i) that base salary would generally be below or at a median level in comparison to the peer group, (ii) that bonus compensation would be at a median level or above target, with the opportunity to earn up to the 75th percentile (compared with the peer group) based on performance, and (iii) that long-term equity-based incentives would be between median and a 75th percentile level. The Compensation Committee believes that rewarding top performers with a combination of higher than median, performance based cash bonuses and long-term equity-based incentives will align individual interests to the achievement of our financial and operational objectives.

The mix of compensation elements for other officers, managers, and employees will depend on the level of the position. However, the final mix of base salary, annual bonus, and long term equity-based incentives is not set solely by reference to peer group measurements. Rather, the Compensation Committee seeks to fit compensation to an executive officer’s specific performance in the achievement of TESCO’s objectives. Regular meetings of the Board and the Compensation Committee are scheduled in advance and Compensation Committee meetings generally precede Board meetings. The Compensation Committee may review or adjust compensation, or make awards, at any time during the year in response to new appointments, promotions, or for other reasons.

Compensation Elements

In order to balance short- and long-term incentives, we compensate our executive officers with (i) a competitive base salary, (ii) an annual short-term, non-equity performance bonus, and (iii) the award of equity-based long-term compensation. Executive officers may also participate with other employees in share purchases pursuant to our Amended and Restated Employee Stock Savings Plan (“ESSP”) and in other benefit programs, such as the 401(k) savings program, and life, health, and disability plans. Please refer to “Summary Compensation Table” below. Our ESSP was approved by shareholders at our 2007 Annual General and Special Meeting, and a copy was filed as Exhibit 10.27 to our Annual Report on Form 10-K for the year ended December 31, 2013. ESSP participants are entitled to set their voluntary contributions at a level of up to 7.5% of their earnings, but executive officers may make contributions at a greater dollar level than other employees as a function of their generally higher base salaries. The six executive officers are eligible, as are all ESSP participants, for a matching contribution of up to 4% of their base salaries. Those executive officers who are U.S. employees do not receive matching contributions in TESCO’s 401(k) program, as other U.S. employees do. This structure was designed to increase corporate officer ownership in TESCO stock, further aligning management interests with those of shareholders.

In setting compensation for 2013 and 2014, the Compensation Committee generally considered the results of the shareholder say-on-pay votes and the following with respect to each element:

Base Salary.

In determining base salaries, the Compensation Committee considered compensation survey data, individual performance, position, and succession capacity. While peer group data provided useful guidance, the Compensation Committee gave greater weight to its assessment of the value of an executive officer’s position to TESCO and to the market demand for the executive. Base salaries for a calendar year are generally expected to be set during the prior year's fourth quarter. However, the Compensation Committee and the Board may review or adjust compensation, or make awards, at any time during a year in response to new appointments, promotions or changes in market conditions.
Short-Term Non-Equity Incentives.
In setting short-term incentive plan compensation (“STIP”) ranges, the Compensation Committee considered compensation survey data, individual performance, position, and succession potential. In setting STIP targets, the Compensation Committee considered for 2013 (i) earnings before interest and taxes (“Operating Income”) and (ii) individual performance. STIP payments based on prior year’s performance are finalized during the first quarter of the following year and paid no later than March 15 of that year.
Payments are made based upon a combination of corporate-wide objectives and individual objectives. In some cases the individual goals will require the executive to manage other employees to achieve the goal while in other cases the executive himself must meet the objective. Each year the NEOs share at least one financial target. For 2013 , the common financial targets were (i) earnings per share ("EPS") and (ii) Operating Income. For 2014, Messrs. Quintana, Assing, Boone, Foster and Ferris all share the following objectives, achieving set targets for: (i) operating income, (ii) operating margin, (iii) QHSE performance, (iv) tubular services margin, (v) growth of the Corporation's third-party after-market sales and service revenue relating to third-party top drives, (vi) sales generation from new technologies, and (vii) commercialization of new products from research and development.
EPS is used as a metric for the STIP multiplier because it: (i) reflects a company's operating performance, as well as effects of key investing and financing decisions; (ii) it is an easily understood, widely used measure of profitability; and (iii) it is a key metric followed by industry analysts and key investors. Operating Income is used as a measure of operating performance because the Compensation Committee believes it to be an appropriate metric that is more readily understood and tracked by the Corporation's employees than Adjusted EBITDA.

In each case, the target objectives are derived from the Corporation’s annual plan, as approved by the Board. The objectives and target STIP awards are designed to be achievable, but not without substantial effort and management skill on the part of the executive. Executives will not receive their maximum STIP awards without exceptional performance by both the Corporation and the executives.  For the 2013 fiscal year, the Corporation's performance included meeting the Operating Income target, the earnings per share target, and the individual objectives. To the extent a goal is not met in its entirety, the portion of bonus compensation attributed to that goal would be reduced. The Compensation Committee is responsible for assessing performance against those objectives in determining the level of STIP payout. Our Short-Term Incentive Plans for 2014 and 2013 were filed as Exhibits 10.32 and 10.31 to our Annual Report on Form 10-K for the year ended December 31, 2013.

Long-Term Equity-Based Incentives.

Under the terms of our Incentive Plan, the Board may award various equity-based incentives to eligible directors, officers, employees, and certain other persons. This component of our compensation is referred to as Long-Term Incentive Program (“LTIP”) compensation. Under the Incentive Plan, 10% of our issued and outstanding Common Shares are authorized for the grant of equity incentive awards. As described further below, the Board has issued stock options, RSUs, and PSUs under the Incentive Plan to NEOs. Using a mix of options, RSUs, and PSUs allows the Corporation to offer a compensation package that broadly aligns short-, medium-, and long-term goals of the executives with those of the Corporation. The mix of awards has varied from year to year depending on various factors described below. The Committee may modify the split of equity awards in the future based on market conditions and annual needs of the Corporation.
Performance Stock Units (“PSUs”): The goal of PSUs is to align the interests of a recipient to the interests of shareholders by providing a long-term metric against which to measure management performance. Performance measures for PSUs are set by the Compensation Committee. The payout of each PSU is determined on the date of vesting and is calculated by multiplying the value of TESCO common shares on that date by a multiplier (which may be greater than or less than 100%). The multiplier is based upon a performance objective formula that is determined when the PSU is first granted. There will be no payout when threshold performance is not met. Under the 2013 and 2014 PSU programs, fifty percent (50%) of the target number of PSUs to

NEOs and select managers is contingent upon the one-year relative total shareholder return (“TSR”) of TESCO compared to its peer group. The other fifty percent (50%) of the target number of PSUs is contingent upon TESCO's one-year operating income percentage (OI%) as compared to TESCO's annual budget. The relative TSR metric is based on the year-over-year change in TSR for TESCO and its peers, calculated using the average closing prices for the month of December. The PSU Programs allow for the Compensation Committee to exercise negative discretion in extreme cases. The OI% metric is based on a global target or a local target depending on the recipient's position and responsibilities. The PSU Programs allow for adjustments to the OI% goal in certain instances (e.g. major acquisition, divestiture, and similar other circumstances). The target number of PSUs awarded shall be adjusted positively or negatively based on TESCO's relative TSR performance and OI% over the one-year performance period. Payout multiples range from 0x to 1.5x target for each type of PSU. In all circumstances, the one-year performance period is followed by an additional two-year time-based vesting period. The number of PSUs earned at the end of a one-year performance period is “locked in.” The final value realized by the recipient is contingent upon TESCO's stock price performance over the additional two-year time-based vesting period with payouts made in shares at the end of the third year.

Stock Options and Restricted Stock Units (“RSUs”): Stock option and RSU awards granted under our Incentive Plan generally vest in three annual installments. Stock option awards expire no later than seven years from the date of grant. Vested stock options may be exercised for a period of ninety days after termination of employment. Unvested incentive awards are forfeited upon termination of employment. The exercise price of options granted is set at the average of the high and low prices on the U.S. exchange where our shares are traded on the date of grant. Stock option grants (including grants made at other times or with respect to new hires or promoted employees) are not made effective during blackout periods except in exceptional circumstances such as the recent appointment of Chris Boone to the positions of Chief Financial Officer and Principal Accounting Officer effective January 1, 2014. At December 31, 2013, we had approximately 1,518,324 shares available for future grants.

Generally, the level of LTIP compensation is expected to increase in relation to an executive officer’s responsibilities. The Compensation Committee considers the present value of equity awards granted annually to executive officers, as well as market data provided by Mercer. Awards may be granted at any Board or Compensation Committee meeting. However, with respect to continuing employees and executives who are not receiving a grant due to promotion to a new position, such annual grants were made contemporaneously with our annual general meeting prior to November 2008. Our general practice is to make annual awards to directors, officers and other employees at the same time. Since November 2008, with one exception, the Board and Compensation Committee granted annual awards in the fourth quarter and we expect future annual awards to be made during that quarter.

Compensation for 2013

Base Salary.

The 2013 base salaries for our NEOs are shown below, under “Summary Compensation Table.”

Non-Equity Incentive Compensation.

In 2013, 50% of the potential STIP bonus was driven by achieving an Operating Income target between the threshold of $50 million and the target of $65.8 million set forth by the Corporation’s internal plan. In 2013, Operating Income was $55.6 million. All NEOs partially achieved this portion of their potential awards. The other 50% of each NEO's potential award was based on meeting individual performance goals.

Individual Performance Goals Achieved:

•
Mr. Quintana met threshold targets for: (i) operating income, (ii) operating margin, (iii) product and service quality achievements, (iv) health, safety, and environment condition achievements, (v) tubular services margin, (vi) inventory as a percentage of revenue, and (vii) SG&A, bad debt, and overhead costs as a percentage of revenue.

•
Mr. Kayl met threshold targets for: (i) operating income, (ii) operating margin, (iii) tubular services margin, (vi) inventory as a percentage of revenue, and (vii) SG&A, bad debt, and overhead costs as a percentage of revenue. Nevertheless, as per the terms of his employment agreement, he was awarded his short-term incentive grant at target upon his termination "without cause" by the Corporation.

•
Mr. Assing met threshold targets for: (i) operating income, (ii) operating margin, (iii) product and service quality achievements, (iv) health, safety, and environment condition achievements, (v) tubular services margin, (vi) inventory as a percentage of revenue, and (vii) SG&A,bad debt and overhead costs as a percentage of revenue.

•
Mr. Foster met threshold targets for: (i) operating income, (ii) operating margin, (iii) product and service quality achievements, (iv) health, safety, and environment condition achievements, (v) inventory as a percentage of revenue, and (vi) SG&A, bad debt, and Overhead costs as a percentage of revenue.

•	Mr. Ferris met threshold targets for: (i) operating income, (ii) operating margin, and (iii) SG&A, bad debt, and overhead costs as a percentage of revenue.

•
Mr. Dodson met threshold targets for (i) corporate operating income, (ii) departmental operating income, (ii) corporate operating margin, (iii) departmental operating margin, (iv) quality achievements, (v) health, safety, and environment conditions achievements, (vi) implementation of financial teams to increase ROCE and cash flows, (vii) increase in ROCE and cash flows from operations, and (viii) reduction in key control failures.

The 2013 STIP multiplier ranged from 1.0 up to 2.0 depending on the Corporation’s final 2013 EPS achieving $0.80 to $1.18 as per the Corporation's internal plan. The Board approved a one-time extraordinary adjustment to both the operating income and diluted EPS, increasing each, respectively, to $58.508M OI achieved and $0.963 final diluted EPS for the purpose of the Corporation's 2013 STIP programs for all employees.

	Operating Income Achieved(1)	+	Individual Performance Goals Achieved(1)	=	Award(1)	x	EPS Multiplier	=	Actual Award(1)	Target Award(1)	Maximum Potential Award (1)
Julio M. Quintana	27.84	+	40.64	=	68.48		1.43	=	97.93	100	200
Robert L. Kayl (2)	35.00	+	35.00	=	70.00	x	1.00	=	70.00	70	140
Fernando R. Assing	19.49	+	28.46	=	47.95	x	1.43	=	68.57	70	140
Jeffrey L. Foster	13.92	+	19.56	=	33.48	x	1.43	=	47.88	50	100
Dean Ferris	13.92	+	14.44	=	28.36	x	1.43	=	40.55	50	100
John M. Dodson (3)	8.68	+	17.36	=	26.04	x	1.43	=J7	37.24	35	70
(1) Stated as a percentage of 2013 base salary
(2) As per the terms of his employment agreement, Mr. Kayl is deemed to have achieved his full target STIP award upon termination by the Corporation "without cause". This is a component of his severance as disclosed in the "Summary Compensation Table" below.
(3) Mr. Dodson participates in STIP but his metrics are aligned with our non-executive officers and employees under a separate but similar program.

Long Term Equity-Based Incentives.

The Corporation made its annual grant in November 2013 as per the Corporation's stated practice. In addition to this annual grant, the Corporation made an individual subsequent grant to Mr. Assing in conjunction with his promotion to Executive Vice President and Chief Operating Officer in December 2013.

See "Grants of Plan-Based Awards for 2013" for a summary of the long term equity-based incentives granted to our NEOs in 2013.

2013 PSU Program

Our Compensation Committee determined that the Corporation met the performance targets for the 2013 PSU program awards granted in November 2012 and such units became “locked-in” as of December 31, 2013 (subject to the time-based vesting described above). Our Total Stockholder Return, or TSR, was calculated and compared to our peer group by our independent executive compensation consultant, Mercer, with the results shown in the table below. Our operating income percentage, or OI%, target for 2013 was calculated by the Corporation, with the results shown in the table below.

PSU Metric	Performance Target (target for 100% award)	2013 Performance	Multiplier Applied to Target PSU Awards
Relative TSR:	8th of 16 peer group members (1 being the highest)	2nd best of 16 companies(1)	150%
OI%:	12.1%	10.6%	77.5%
(1) Lufkin Industries was excluded due to is acquisition by General Electric in July 2013.

Compensation Approach for 2014

In determining the equity component of 2013 compensation, the Compensation Committee considered the 2012 say-on-pay results. After discussions with its outside consultant, Mercer, and the analysis of several compensation models, the committee deemed it in the best interests of the Corporation to continue with the current compensation model. For the 2013 compensation cycle LTIP awards, the Compensation Committee determined a mix of 30% stock options, 30% RSUs, and 40% PSUs.

For the 2014 STIP program, 50% of the potential STIP bonus will be related to two metrics: (i) an Operating Income target, and (ii) an Operating Margin target, each set by the Compensation Committee. The 2014 STIP multiplier will range from 1.0 up to 2.0 depending on the Corporation’s final 2014 EPS. The Board reserves the right to make no STIP payments under the program in the event the Corporation has negative earnings for 2014. Mr. Quintana’s target STIP award is 100% of his base salary, and his maximum award is 200%. The target STIP award for Mr. Boone, is 70% of his base salary and a maximum award of 140%. Mr. Assing's target STIP award is 85% of his base salary and his maximum award is 170%. Mr. Foster’s and Mr. Ferris's target STIP awards are 50% and a maximum award of 100% of base salary. For 2014, Messrs. Quintana, Assing, Boone, Foster and Ferris all share the following objectives, achieving set targets for: (i) operating income, (ii) operating margin, (iii) QHSE performance, (iv) tubular services margin, (v) growth of the the Corporation's third-party after-market sales and service revenue relating to third-party top drives, (vi) sales generation from new technologies, and (vii) commercialization of new products from research and development.

Minimum Equity Ownership Policy

Under the Board's Minimum Equity Ownership Policy, the TESCO stock ownership guidelines for non-employee directors and certain executive officers are as follows:

Positions	Stock Ownership Guidelines
Non-Employee Directors	3 times annual retainer
Chief Executive Officer	3 times base salary
Chief Financial Officer; Chief Operating Officer	2 times base salary
All Other Senior Vice Presidents	1 times base salary

The guidelines regarding equity ownership include direct and indirect beneficial ownership, as well as exercising control or direction over common shares and RSUs of the Corporation as at December 31, 2013. As a transition measure, persons subject to the equity ownership guidelines have five years from the date of appointment to accumulate the minimum holdings under the guidelines, with the expectation that fifty percent (50%) of the ownership would be achieved by the end of the third year. In addition, specific arrangements may, on a case-by-case basis, be made for non-employee directors when a qualified candidate might be precluded from serving due to these requirements.

So long as an officer or director subject to these guidelines is not currently meeting the applicable equity ownership listed above (whether by reason of the number of shares acquired or a change in the value of the Corporation’s stock), he or she is expected to retain at least 75% of any shares issued upon vesting or exercise of an award under the Corporation’s Incentive Plan, net of those shares sold to meet tax obligations in respect of such vesting or exercise. Officers and directors not meeting this expectation are asked and expected to explain their particular circumstances to the Board and demonstrate a plan to meet the guidelines.

If an individual is both a director and a senior executive officer, the individual is required to satisfy the equity ownership guidelines for senior executive officers. As of the date of this report, all covered non-employee directors and officers are in current compliance with this policy.

Insider Trading and Speculation in TESCO Stock
The Corporation has well established policies which prohibit our officers, directors and employees from purchasing or selling our securities while in possession of material, nonpublic information or otherwise using such information in any manner that would violate applicable laws and regulations.
To align the economic risk of stock ownership of management and shareholders, our Insider Trading and Reporting Policy prohibits all employees and their immediate family from directly or indirectly speculating in TESCO stock, including the sale or purchase of puts, calls, options of TESCO stock or other derivative securities based on TESCO stock. Directors, officers, and certain key employees are further prohibited from (i) engaging in any type of hedging activity which is intended to offset the economic value of any direct or indirect interest of such person in TESCO securities, or (ii) pledging TESCO stock as collateral for loans.

Impact of Accounting and Tax Treatment

Section 162(m) of the Internal Revenue Code of 1986 as amended places a limit of $1,000,000 on the amount of compensation that may be deducted by the Corporation for U.S. tax purposes in any year with respect to our Chief Executive Officer and other “covered executives,” unless the compensation is “performance-based compensation” as described in Section 162(m) and the related regulations, as well as pursuant to a plan approved by TESCO’s shareholders. Although certain portions of the compensation paid to such executives may qualify for deductibility under Section 162(m), we did not consider deductibility under Section 162(m) as a material factor in designing compensation awards. Rather, we believe our interests are best served by designing our compensation arrangements to be competitive and to reward contributions to the achievement of our financial and non-financial goals.

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option pricing model in accordance with applicable accounting standards. Once the fair value of each award is determined, the related compensation expense is recognized in our financial statements ratably over the vesting period.

Compensation Committee Report

This report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Exchange Act or incorporated by reference in any document so filed.

We, the Compensation Committee of the Board, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) within the Executive Compensation section of this Proxy Statement with the management of the Corporation. Based on such review and discussion, we are of the opinion that the executive compensation policies and plans provide appropriate compensation to properly align TESCO’s performance and the interests of its shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term. Accordingly, we have recommended to the Board that the CD&A be included as part of this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE TESCO CORPORATION BOARD OF DIRECTORS
Gary L. Kott, Chair
Fred J. Dyment
R. Vance Milligan, Q.C., ICD.D

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid by TESCO for the fiscal year ended December 31, 2013 to the Chief Executive Officer, the Chief Financial Officer, and the next three most highly compensated executive officers (the "NEOs"). All compensation is presented as of December 31, 2013.  Julio M. Quintana is also a director but receives no compensation in that capacity. John M. Dodson served as the Chief Financial Officer on an interim basis between November 11, 2013 and December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Julio M. Quintana	2013	556,973	—	1,053,702	435,357	431,834	22,800	(4)	2,500,666
President and CEO	2012	540,750	—	2,015,024	865,867	392,500	21,900	(5)	3,836,041
	2011	525,000	—	—	—	651,000	23,809	(6)	1,199,809
Robert L. Kayl	2013	318,373	—	—	—	—	692,039	(7)	1,010,412
SVP and CFO	2012	309,100	—	382,723	162,140	128,700	13,166	(8)	995,829
	2011	299,231	—	—	—	273,000	13,303	(9)	585,534
John M. Dodson	2013	220,500	—	106,452	43,615	81,200	662	(10)	452,429
Interim CFO	2012	—	—	—	—	—	—		—
	2011	—	—	—	—	—	—		—
Fernando R. Assing	2013	364,932	—	722,207	174,460	196,664	17,674	(11)	1,475,937
EVP and COO	2012	334,800	—	519,400	151,767	122,700	14,862	(12)	1,143,529
	2011	293,692	—	203,628	203,196	267,286	14,280	(13)	982,082
Jeffrey L. Foster	2013	318,270	—	209,298	87,230	151,134	13,982	(14)	779,914
SVP, Corporate Business Development	2012	309,000	—	392,781	172,869	104,900	13,718	(15)	993,268
	2011	320,000	—	—	—	259,500	14,718	(16)	594,218
Dean Ferris	2013	291,799	—	245,382	101,504	88,094	12,883	(17)	739,662
SVP, General Counsel and Corporate Secretary	2012	283,300	—	431,773	186,198	104,300	12,782	(18)	1,018,353
	2011	275,000	—	—	—	220,000	17,500	(19)	512,500

(1)
Aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  A discussion of the assumptions underlying the calculation can be found in Note 10 – Shareholders' equity and stock-based compensation in our Form 10‑K for the fiscal year ended December 31, 2013.

(2)	Represents amounts earned under the STIP program. Actual payments are made in March of the following year.

(3)	Includes employer matching payments from the ESSP, life insurance premiums, spousal personal travel, annual physical exams, severance payments, and other payments as detailed below.

(4)	Includes (a) $21,983 in ESSP matching contributions; (b) life insurance premiums; and (c) an annual physical exam.

(5)	Includes (a) $21,000 in ESSP matching contributions and (b) life insurance premiums.

(6)	Includes (a) $21,000 in ESSP matching contributions; (b) life insurance premiums; (c) spousal personal travel; and (d) an annual physical exam.

(7)	Includes (a) $679,234 severance payment, (b) $11,459 in ESSP matching contributions, (c) life insurance premiums, and (d) an annual physical exam.

(8)	Includes (a) $12,266 in ESSP matching contributions and (b) life insurance premiums.

(9)	Includes (a) $11,031 in ESSP matching contributions; and (b) life insurance premiums.

(10)	Includes life insurance premiums.

(11)	Includes (a) $14,302 in ESSP matching contributions; (b) life insurance premiums; and (c) an annual physical exam.

(12)	Includes (a) $11,477 in ESSP matching contributions; (b) life insurance premiums; (c) spousal personal travel; and (d) an annual physical exam.

(13)	Includes (a) $10,708 in ESSP matching contributions; and (b) life insurance premiums.

(14)	Includes (a) $12,645 in ESSP matching contributions; (b) life insurance premiums; and (c) an annual physical exam.

(15)	Includes (a) $13,163 in ESSP matching contributions; (b) life insurance premiums; and (c) an annual physical exam.

(16)	Includes (a) $12,000 in ESSP matching contributions; (b) life insurance premiums; (c) spousal personal travel; and (d) an annual physical exam.

(17)	Includes $11,580 in ESSP matching contributions; (b) life insurance premiums; and (c) an annual physical exam.

(18)	Includes (a) $11,243 in ESSP matching contributions; (b) life insurance premiums; and (c) an annual physical exam.

(19)	Includes (a) $11,000 in ESSP matching contributions; (b) life insurance premiums; and (c) $5,600 in relocation expense reimbursement.

Narrative of Disclosure to Summary Compensation Table
And Grants of Plan-Based Awards Table

Non-Equity Incentive Plan

    Our 2013 short-term incentive program provides for annual bonus payments to the NEOs and other eligible employees based on EPS, Operating Income, and individual performance. A more detailed discussion of our short-term incentive plan and the performance objectives established under it for fiscal year 2013 is set forth in the “Compensation Discussion and Analysis” above. Short term incentive plan awards are included in the “Non-Equity Incentive Plan” column of the Summary Compensation and the Grants of Plan-Based Awards tables.

Performance Stock Units

PSUs are restricted stock with a performance component and that vest two years after a one-year measurement period (e.g. PSUs issued in November 2013 measure performance from January 1, 2014 through December 31, 2014 and vest December 31, 2016). The payout of each PSU is determined on the date of vesting by multiplying the value of our common shares on that date times a multiplier (which may be greater than or less than 1). The multiplier is based upon a performance objective formula that is determined when the PSU is originally granted and is "locked-in" at the conclusion of the performance period. There is no payout when threshold performance is not met. If the target performance hurdle is met, 100% of target payout is provided. If the stretch performance hurdle is met, 150% of target payout is paid. Intermediate numbers are interpolated. There is potential for 150% of the target payout to be paid if the maximum performance hurdle is met. PSU awards are included in the “Stock Awards” column of the Summary Compensation Table. PSUs were granted in 2013 and 2012 but not in 2011.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2013

		Estimated Future Payouts Range Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (2)
Julio M. Quintana	—	—	$576,467	$1,152,934	—	—	—	—
	11/7/2013	—	—	—	58,400	54,900	$18.06	$1,489,059
Robert L. Kayl	—	—	—	—	—	—	—	—
Fernando R. Assing	—	—	$382,500	$765,000	—	—	—	—
	11/7/2013	—	—	—	23,400	22,000	18.06	$596,662
	12/6/2013	—	—	—	16,630	—	—	$300,005
Jeffrey L. Foster	—	—	$164,705	$329,410	—	—	—	—
	11/7/2013	—	—	—	11,600	11,000	$18.06	$296,528
Dean Ferris	—	—	$151,006	$302,012	—	—	—	—
	11/7/2013	—	—	—	13,600	12,800	$18.06	$346,886
John M. Dodson	—		$76,327	$152,654
	11/7/2013				5,900	5,500	18.06	$150,067

(1)
Represents amounts available under the 2014 STIP, which were approved in December 2013. Amounts earned under the 2013 STIP by the named executive officers are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)
Aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  A discussion of the assumptions underlying the calculation can be found in Note 10 – Shareholders' equity and stock-based compensation in our Form 10-K for the fiscal year ended December 31, 2013.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(4)
Julio M. Quintana	28,600	—	23.98	3/14/2014	—	—	—	—
	23,800	—	25.38	2/28/2015	—	—	—	—
	50,000	—	36.21	6/6/2015	—	—	—	—
	109,200	—	7.51	11/18/2015	—	—	—	—
	131,800	—	10.38	11/19/2016	—	—	—	—
	107,600	—	13.64	11/9/2017	—	—	—	—
	21,966	43,934	14.19	5/10/2019	—	—	—	—
	24,801	49,599	10.03	11/8/2019	—	—	—	—
		54,900	18.06	11/7/2020
	—	—	—	—	175,761	3,462,491.7	—	—
	—	—	—	—	—	—	33,400	657,980
Robert L. Kayl	3,900	—	23.98	3/14/2014	—	—	—	—
	4,800	—	25.38	2/28/2015	—	—	—	—
	11,000	—	31.71	8/18/2015	—	—	—	—
Fernando R. Assing	21,500	—	9.65	5/14/2016	—	—	—	—
	35,100	—	10.38	11/19/2016	—	—	—	—
	35,900	—	13.64	11/9/2017	—	—	—	—
	19,132	9,568	14.34	8/10/2018	—	—	—	—
	9,900	19,800	10.03	11/8/2019	—	—	—	—
		22,000	18.06	11/7/2020
	—	—	—	—	75,736	1,491,999.2	—	—
	—	—	—	—	—	—	13,400	263,980
Jeffrey L. Foster	7,500	—	23.98	3/14/2014	—	—	—	—
	7,500	—	28.98	8/15/2014	—	—	—	—
	7,700	—	25.38	2/28/2015	—	—	—	—
	41,500	—	7.51	11/18/2015	—	—	—	—
	50,100	—	10.38	11/19/2016	—	—	—	—
	35,900	—	13.64	11/9/2017	—	—	—	—
	—	6,000	14.19	5/10/2019	—	—	—	—
	—	6,800	10.03	11/8/2019	—	—	—	—
	—	6,467	10.38	12/11/2019	—	—	—	—
		11,000	18.06	11/7/2020
	—	—	—	—	36,209	713,317	—	—
	—	—	—	—	—	—	6,600	130,020
Dean Ferris	—	8,800	14.19	5/10/2019	—	—	—	—
	—	11,600	10.03	11/8/2019	—	—	—	—
	—	12,800	18.06	11/7/2020
	—	—	—	—	38,604	237,138	—	—
	—	—	—	—	—	—	7,800	153,660
John M. Dodson	13,000	—	10.38	11/19/2016
	13,000	—	13.64	11/9/2017
	2,200	4,400	14.19	5/10/2019
	2,466	4,934	10.03	11/8/2019
	—	5,500	18.06	11/7/2020
—	—	—	—	—	17,739	349,458.3	—	—
—	—	—	—	—	—	—	3,400	66,980

(1)
All options vest one-third per year on each anniversary of their respective grant dates and expire on the seventh anniversary of their respective grant dates. Vested options may be exercised for a period of 90 days following termination of employment. Unvested options are forfeited upon termination of employment.

(2)	For those options priced in Canadian dollars, the exercise price here is converted from C$ to US$ based on the Bank of Canada noon exchange rate on the date of grant.

(3)
Total number of (i) RSUs awarded to participant and (ii) PSUs "locked-in" but unvested following the completion of the award's performance period (multiple award dates).  All RSUs vest one-third per year on each anniversary date of their respective grant dates and expire when fully vested. All PSUs vest on the second anniversary of the performance period conclusion.

(4)	Market Value is based on the average of the high and low prices of our common stock as reported by NASDAQ on December 31, 2013 ($19.70).

(5)	Reflects the target vesting value of the November 2013 PSU awards whose performance period will end December 31, 2014.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2013

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired at Vesting (#)	Value Realized at Vesting ($)
Julio M. Quintana	—	—	41,334	684,247
Robert L. Kayl	113,933	882,092	9,667	153,225
Fernando R. Assing	—	—	15,700	265,935
Jeffrey L. Foster	137,133	1,042,541	10,800	186,138
Dean Ferris	46,210	253,373	11,200	169,458
John M. Dodson	—	—	4,833	80,961

Potential Payments upon Termination or Change of Control

Potential Payments upon Termination

With the exception of Mr. Dodson, each NEO would be entitled to certain benefits upon the termination of his employment pursuant to their employment agreements. Such benefits depend upon the circumstances surrounding their terminations, which are described below:

•	Termination by us upon death, disability or retirement. Upon termination under these circumstances, each NEO is not entitled to any additional benefits under his employment agreement.

•
Termination by us for cause or resignation by the NEO without good reason. Upon termination under these circumstances, no STIP payment for the year in which the termination occurs or severance payment shall be payable.

•
Termination by us without cause, or resignation by the NEO for good reason. Upon termination under these circumstances, each NEO shall be entitled to a severance payment equal to one times his base annual salary (two times in the case of Mr. Quintana), plus a STIP payment. The NEO’s STIP payment for the year in which he is terminated would be calculated on the basis of a full year participation, meeting all requirements for a target bonus.

The table below sets forth the total estimated payments and benefits that would be paid to each NEO under his employment agreement as a result of the NEO’s termination of employment without cause or for good reason. The amounts shown assume termination of employment on December 31, 2013 except for Mr. Kayl whose employment terminated on November 11, 2013 and whose final severance amount is disclosed. For all of the NEOs except Mr. Kayl, the actual amounts that would be paid to the NEO under each scenario can only be determined at the time of termination.

Name	Termination Without Cause or for Good Reason ($)(1)
Julio M. Quintana President and Chief Executive Officer	1,670,919
Fernando R. Assing Executive Vice President and Chief Operating Officer	620,384
Robert L. Kayl Senior Vice President and Chief Financial Officer	636,746 (2)
Jeffrey L. Foster Senior Vice President, Corporate Business Development	477,405
Dean Ferris Senior Vice President, General Counsel and Secretary	437,699
John M. Dodson Vice President and Corporate Controller, Tesco Corporation (US)	0 (3)

(1)
The amounts shown do not include the value of vested stock options and incentive awards held by the NEOs as of December 31, 2013 because they had already been earned by the NEO and their vesting is not contingent on a termination of employment. See “Outstanding Equity Awards At December 31, 2013,” above.

(2)	Mr. Kayl's employment by the Corporation terminated on November 11, 2013 and his final severance amount is reflected here.

(3)
Mr. Dodson does not have an employment agreement with the Corporation nor any other change in control agreement. He is included in this table because he served as interim Chief Financial Officer between November 11, 2013 and December 31, 2013.

Potential Payments upon a Change of Control

With the exception of Mr. Dodson, the Corporation had or has an employment agreement with each of the NEOs. These employment agreements provide for certain benefits to be paid to the NEOs in the event of a “change of control,” defined as:

•
A change in ownership that occurs when one person or a group (as determined for the purposes of Internal Revenue Code Section 409A) acquires stock that, combined with stock previously owned, controls more than 50% of the value or voting power of the stock of the Corporation (incremental increases in ownership by a person or group that already owns fifty percent (50%) of the Corporation do not result in a change in ownership);

•
A change in effective control that occurs on the date that, during any 12-month period, either (x) any person or group acquires stock possessing more than 50% of the voting power of the Corporation, or (y) the majority of the board of directors of the Corporation is replaced by persons whose appointment or election is not endorsed by a majority of the Board of the Corporation prior to the date of the appointment or election; or

•
A change in ownership of a substantial portion of the assets that occurs on the date that a person or a group acquires, during any 12-month period, assets of the Corporation having a total gross fair market value equal to more than 50% of the total gross fair market value of all of the Corporation’s assets; provided, however, that there is no change in control event under this subsection when there is a transfer to: (w) a shareholder of the Corporation (immediately before the asset transfer) in exchange for or with respect to its stock; (x) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Corporation immediately after the asset transfer; (y) a person, or more than one person acting as a group, that owns immediately after the asset transfer, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Corporation (Mr. Quintana’s agreement does not include this subsection (y)); or (z) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in item (y) within the meaning of Internal Revenue Code Section 409A. For the purposes of this paragraph (3) “gross fair market value” shall have the meaning as provided in Section 409A.

Pursuant to their respective employment agreements, the NEOs would receive the following in the event of a change of control if they are employed by TESCO on the date of such change of control (but with respect to Messrs. Kayl, Assing, Foster, and Ferris only if their employment is terminated by the Corporation other than for cause, disability or death, or if such executive’s employment is terminated by the executive for good reason, within 12 months of such change of control).

•
a cash amount equal to two times (three times in the case of Mr. Quintana) the employee’s annual cash compensation, which includes base salary and the maximum STIP payable for the year in which the change of control occurred, paid on the basis of a deemed 12 month calendar year participation. In Mr. Quintana’s case, some of this amount may be paid after a waiting period in compliance with Section 409A.

•	full acceleration of vesting of all of the NEO’s existing unvested equity-based awards; and

•	a lump sum amount equal to the cost of continuation of group health coverage under COBRA for a period of 18 months.

To receive the benefits upon a Change of Control, the affected NEO must pay any debts owed to the Corporation and must execute a release of liability in favor of the Corporation against any future employment-related claims.

If we had experienced a Change of Control as of December 31, 2013, we would have had to pay to the NEOs the following amounts:

Executive	Change of Control Payment ($)	Value of Accelerated Options ($) (1)	Value of Accelerated Performance Stock Units ($) (2)	Value of Accelerated Restricted Stock Units ($)	18 Mo. COBRA Benefit ($) (3)	280G Gross Up Payment ($) (4)	Total ($)
Julio M. Quintana (5)	5,012,757	823,609	2,777,423	1,412,292	30,763	2,356,299	12,413,143
Robert L. Kayl (6)	—	—	—	—	—	—	—
Fernando R. Assing (6)	1,751,674	408,462	947,561	815,549	30,763	974,337	4,928,346
Jeffrey L. Foster (6)	1,273,080	179,142	559,280	287,483	27,218	—	2,326,203
Dean Ferris(6)	1,167,196	265,308	604,002	313,869	27,316	539,606	2,917,297
John M. Dodson(7)	—	—	—	—	—	—	—

(1)
The value of accelerated stock options upon a change of control has been calculated as the difference between the exercise price and the closing price of the shares on December 31, 2013, multiplied by the number of options vesting as a result of the change of control. Options with exercise prices above the market price on that date have not been taken into account.

(2)
The value of accelerated PSUs upon a change of control has been calculated (i) assuming target performance for those PSUs whose performance periods have not concluded, and (ii) using the locked-in units for those PSUs whose performance periods have concluded.

(3)	Each NEO is entitled to a lump sum payment equal to the cost of 18 months COBRA coverage.

(4)
In the event of a change of control effective December 31, 2013, it is estimated that the payments under employment agreements with Messrs. Quintana, Assing , and Ferris could be subject to an excise tax as “excess parachute payments” under Section 280G of the Internal Revenue Code. Under their agreements, the Corporation would pay Messrs. Quintana, Assing , Foster, and Ferris each an additional amount sufficient to cover the excise tax triggered under Section 4999 of the Internal Revenue Code, as well as any applicable federal, state income and employment taxes that may apply to the additional amounts paid. These amounts are represented by the “280G Gross-Up Amounts” in the table.

(5)
Mr. Quintana would receive change of control payments if he was employed by the Corporation at the time a change of control occurred. The calculations are based on the assumption that the change of control was a "Change of Control Event" within the meaning of Treasury Regulation 1.409A-3(i)(5).

(6)
Messrs. Assing, Foster, and Ferris would be entitled to change of control payments if their employment were terminated for good reason by the executive or without cause by the Corporation within 12 months of a change of control. Mr. Kayl was subject to the same treatment but, because his employment terminated on November 11, 2013, no values are provided.

(7)
Mr. Dodson's employment by the Corporation is at-will and not subject to an employment agreement. No change of control payment would have been due to Mr. Dodson if we had experienced a Change of Control on December 31, 2013.

NON-EMPLOYEE DIRECTOR COMPENSATION

During 2013, non-employee directors of the Corporation received an annual retainer of $35,000 and annual long-term incentive awards of stock options and RSUs valued at approximately $95,000 on the date of grant. In addition to the annual retainer for all non-employee directors, the following positions received retainers:

Position	2013 Position Retainer
Non-Executive Chairman	$105,000 (1)
Chair of the Audit Committee	$18,000
Chair of the Compensation Committee	$15,000
Chair of the Corporate Governance Committee	$10,000

(1) Composed of $70,000 cash retainer and a $35,000 annual long-term incentive award composed of stock options and RSUs.

Non-employee directors of the Corporation received meeting fees of $2,000 per Board or committee meeting requiring personal attendance. They also received $1,000 per Board or committee meeting requiring attendance by telephone or an in-person meeting to which they were only able to attend by telephone. In addition, certain directors received a retainer in connection with their service on an ad-hoc committee that was formed and dissolved during 2013. Directors are reimbursed for their reasonable travel expenses incurred to attend meetings in person. The non-employee directors do not receive any cash compensation other than that described by this paragraph.

Directors are entitled to participate in the Corporation’s Incentive Plan. RSUs and options both vest in three annual installments and the options expire seven years from the date of grant. Unvested incentive awards granted to a non-employee director will vest automatically upon any change of control (as defined in the Incentive Plan), or upon the death, disability, retirement, voluntary refusal to stand for reelection, or any other change in such non-employee director’s status other than removal of such director by shareholder action.

In 2013 the aggregate remuneration for all directors was $3,998,857, which includes total direct compensation to Julio Quintana, our President and Chief Executive Officer, of $2,477,866. Mr. Quintana receives no compensation in his capacity as a director. Under the Corporation's bylaws, the Corporation may not make any personal loan or extend credit to any director or officer of the Corporation. The compensation that our non-employee directors earned for serving on our Board for the fiscal year ending December 31, 2013 is outlined in the following table:

Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Total ($)
Norman W. Robertson	130,000	64,692	64,780	259,472
John U. Clarke	144,593	—	—	144,593
Fred J. Dyment	168,087	46,722	47,560	262,369
Gary L. Kott	100,000	46,722	47,560	194,282
R. Vance Milligan, Q.C., ICD.D	94,000	46,722	47,560	188,282
John T. Reynolds	181,500	46,722	47,560	275,782
Michael W. Sutherlin	68,000	46,722	47,560	162,282
Clifton T. Weatherford	33,929	—	—	33,929

(1)	Represents retainers and meeting fees earned in 2013. Includes Q4 2013 fees paid in Q1 2014. Does not include Q4 2012 fees paid in Q1 2013.

(2)	Column reflects the fair value of RSUs awarded in 2013 calculated in accordance with FASB ASC Topic 718.

(3)	Column reflects the fair value of stock options awarded in 2013 calculated in accordance with FASB ASC Topic 718.

The table below shows the aggregate number of options awards outstanding for each non-employee director as of December 31, 2013 as well as the number of shares underlying option awards during 2013 and the grant date fair value of option grants made during 2013.

Director Option Awards

Name	Aggregate Number of Option Awards Outstanding as of December 31, 2013 (#)	Option Awards Made During 2013 (#)	Grant Date Fair Value of Option Awards Made During 2013 ($) (1)
Norman W. Robertson	64,100	7,900	64,780
John U. Clarke	20,200	—	—
Fred J. Dyment	61,300	5,800	47,560
Gary L. Kott	61,300	5,800	47,560
R. Vance Milligan, Q.C., ICD.D	61,300	5,800	47,560
John T. Reynolds	29,900	5,800	47,560
Michael W. Sutherlin	14,900	5,800	47,560
Clifton T. Weatherford	61,300	—	—

(1)	Column reflects the fair value of stock options awarded in November 2013, calculated in accordance with FASB ASC Topic 718.

Security Ownership of Management and Certain Beneficial Owners

For purposes of this proxy statement a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) “voting power,” which includes the power to vote, or to direct the voting of, any class of our voting securities; and/or “investment power,” which includes the power to dispose, or to direct the disposition of, any class of our voting securities.

Security Ownership by Directors and Management

Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our Common Shares as of April 1, 2014, by (i) each of our current directors, (ii) each of our NEOs in 2013 and (iii) all of the aforementioned as a group. Under the Board's Minimum Equity Ownership Policy, our directors and officers are required to own TESCO common stock in order to align their interests with those of other shareholders. Ownership of TESCO stock ties a portion of their net worth to the Corporation's stock price and provides a continuing incentive for them to work toward superior long-term stock performance. The address for all of our directors and officers is c/o Tesco Corporation, 3993 West Sam Houston Parkway North, Suite 100, Houston, Texas, United States 77043-1238.

Name of Shareholder	Number of Shares Beneficially Owned		Percent of Class(1)
Directors
Norman W. Robertson	104,430	(2)	*
John P. Dielwart	—	(3)	*
Fred J. Dyment	78,798	(4)	*
Gary L. Kott	83,764	(5)	*
R. Vance Milligan, Q.C., ICD.D	76,031	(6)	*
Julio M. Quintana	712,618	(7)	1.8%
John T. Reynolds	4,307,799	(8)	10.9%
Elijio V. Serrano	—	(9)	*
Michael W. Sutherlin	39,531	(10)	*
Named Executive Officers[16]			*
Robert L. Kayl	—	(11)	*
Fernando R. Assing	158,948	(12)	*
Jeffrey L. Foster	239,300	(13)	*
Dean Ferris	47,497	(14)	*
John M. Dodson	51,566	(15)
All directors and named executive officers as a group (14 persons)	5,900,282		14.9%

(1)
Percentages have been based on XX,XXX,XXX Common Shares issued and outstanding at April 1, 2014. For purposes of computing the percentage of outstanding Common Shares held by any individual listed in this table, any Common Shares that such person has the right to acquire pursuant to the exercise of a stock option and the settlement of RSUs that are exercisable or will vest within 60 days of April 1, 2014 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The symbol (*) denotes less than one percent (1%).

(2)
Includes (i) 48,632 Common Shares held by Mr. Robertson and (ii) 55,798 Common Shares issuable upon exercise of stock options and the settlement of RSUs held by Mr. Robertson that are exercisable or will vest within 60 days of April 1, 2014.

(3)
Mr. Dielwart was appointed to the Board on March 5, 2014. Includes (i) 0 Common Shares held by Mr. Dielwart and (ii) 0 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Dielwart that are exercisable or will vest within 60 days of April 1, 2014.

(4)
Includes (i) 23,933 Common Shares held by Mr. Dyment and (ii) 54,865 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Dyment that are exercisable or will vest within 60 days of April 1, 2014.

(5)
Includes (i) 28,899 Common Shares held by Mr. Kott and (ii) 54,865 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Kott that are exercisable or will vest within 60 days of April 1, 2014.

(6)
Includes (i) 23,166 Common Shares held by Mr. Milligan and (ii) 52,865 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Milligan that are exercisable or will vest within 60 days of April 1, 2014.

(7)
Includes (i) 214,620 Common Shares held by Mr. Quintana directly and through his ESSP accounts and (ii) 497,998 Common Shares issuable upon exercise of options and the settlement of restricted stock units held by Mr. Quintana that are exercisable or will vest within 60 days of April 1, 2014.

(8)
Includes 4,277,767 held by LRP V Luxembourg Holdings S.à r.l. Mr. Reynolds may be deemed to be a 10% holder based on his status as Managing Director of Lime Rock Management LP. Lime Rock Management LP provides certain services for the benefit of funds it manages, one of which is Lime Rock Partners V, L.P., the sole shareholder of LRP V Luxembourg Holdings S.à r.l. LRP V Luxembourg Holdings S.à r.l. is the record owner of the shares reported as indirectly beneficially owned. Mr. Reynolds disclaims beneficial ownership in the shares. Also includes (i) 8,666 shares received by Mr. Reynolds upon settlement of restricted stock units and (ii) 23,465 common shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Reynolds that are exercisable or will vest within 60 days of April 1, 2014.

(9)
Mr. Serrano was appointed to the Board on March 5, 2014. Includes (i) 0 Common Shares held by Mr. Serrano and (ii) 0 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Serrano that are exercisable or will vest within 60 days of April 1, 2014.

(10)
Includes (i) 31,066 Common Shares held by Mr. Sutherlin and (ii) 8,465 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Sutherlin that are exercisable or will vest within 60 days of April 1, 2014.

(11)	Mr. Kayl was in compliance with the Minimum Equity Ownership Policy during his employment and sold his holdings following his separation from the Corporation.

(12)
Includes (i) 58,950 Common Shares held by Mr. Assing directly and through his ESSP account and (ii) 99,998 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Assing that are exercisable or will vest within 60 days of April 1, 2014.

(13)
Includes (i) 55,967 Common Shares held by Mr. Foster directly and through his ESSP account and (ii) 183,333 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Foster that are exercisable or will vest within 60 days of April 1, 2014.

(14)
Includes (i) 6,731 Common Shares held by Mr. Ferris directly and through his ESSP account and (ii) 40,766 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Ferris that are exercisable or will vest within 60 days of April 1, 2014.

(15)
Includes (i) 19,800 Common Shares held by Mr. Dodson directly and (ii) 31,766 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Assing that are exercisable or will vest within 60 days of April 1, 2014.

(16)
Includes all 2013 named executive officers, including Mr. Kayl who terminated November 11, 2013 and Mr. Dodson who served from then until December 31, 2013 as Chief Financial Officer. Excludes Mr. Quintana who is included herein as a director.

EQUITY COMPENSATION PLAN INFORMATION AT DECEMBER 31, 2013

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders	1,598,442 (1)	14.54 (2)	1,518,324 (3)(4)
Equity compensation plans not approved by security holders	—	—	—
Total	1,598,442 (1)	14.54 (2)	1,518,324 (3)(4)

(1)
An additional 492,717 shares were reserved for restricted stock units and 358,500 shares were reserved for performance stock units outstanding at December 31, 2013. Restricted stock units ("RSUs") settle on a 1:1 ratio. Performance stock units ("PSUs") may settle at a multiplier between 0 and 1.5 (depending on achievement of performance criteria).

(2)	Currently outstanding RSUs and PSUs may be settled in cash or shares on vesting at the option of the Corporation.

(3)
Net of additional awards listed in note (1) above. Under the terms of our Incentive Plan, 10% of our outstanding Common Shares are authorized for the grant of equity incentive rewards to eligible directors, officers, employees and other persons.

(4)	Includes shares reserved for a specified use: 411,398 shares for issuance under the Corporation's ESSP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our Common Shares as of April 1, 2014, by the persons known to us to be the beneficial owners of five percent or more of our Common Shares. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of our voting securities. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Percentages calculated based on Shares Issued and Outstanding at April 1, 2014:  XX,XXX,XXX.

Name and Address of Shareholder	Number of Shares Beneficially Owned		Percent of Class
LRP V Luxembourg Holdings S.à r.l. c/o Lime Rock Management LP 274 Riverside Avenue Westport, CT 06680	4,307,799	(1)	10.9%
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	2,924,034	(2)	7.4%
Dos Mil Doscientos Uno, Ltd. Ronda Universitat, 31 1-1 08007 Barcelona, Spain	1,995,000	(3)	5.0%

(1)
As reported on Schedule 13D/A as filed on March 12, 2014 with the Securities and Exchange Commission ("SEC") by LRP V Luxembourg Holdings S.à r.l. Lime Rock Management LP provides certain services for the benefit of funds it manages, one of which is Lime Rock Partners V, L.P., the sole shareholder of LRP V Luxembourg Holdings S.à r.l.

(2)	As reported on Schedule 13/G as filed on February 2, 2014 with the SEC by Blackrock, Inc.

(3)	As reported on Schedule 13/G filed on February 14, 2014 with the SEC by Dos Mil Doscientos Uno, Ltd.

Section 16(a) Beneficial Ownership Compliance

Under the securities laws of the United States, TESCO’s directors, its executive officers, and any persons holding more than ten percent of a registered class of TESCO’s equity securities are required to report their ownership of TESCO’s Common Shares and other equity securities and any changes in that ownership to the SEC. Based solely upon a review of forms received by us and written representations of the reporting persons, we believe that all filing requirements applicable to TESCO’s officers, directors and greater than 10% stockholders have been met for the fiscal year ended December 31, 2013 with the exception of Mr. Foster who delinquently filed one Form 4 due to administrator error.

Certain Relationships and Related Transactions

SM Energy Company

Our President and Chief Executive Officer is a member of the Board of Directors of SM Energy Company (“SM Energy”). SM Energy is engaged in the exploration, development, acquisition and production of natural gas and oil in the U.S.  During 2013, SM Energy purchased approximately $0.7 million in tubular services from TESCO. We believe that the prices we charged SM Energy were on terms similar to those provided to other third parties.

Mr. John Reynolds, an independent director of the Corporation, is an affiliate of LRP V Luxembourg Holdings S.A. which holds more than 10% of the shares of Xtreme Drilling and Coil Services Corp. ("XTreme") and which is represented on XTreme's board of directors. Xtreme is an onshore drilling and coiled tubing services contractor engaged by exploration and production companies in the United States, Canada and international markets.  During 2013, Xtreme purchased approximately $1.0 million of top drive related parts and services from TESCO. We believe that the prices we charged Xtreme were on terms similar to those provided to other third parties.

Mr. John U. Clarke, who served as an independent director of the Corporation until his resignation in October 2013, served and continues to serve on the board of directors of Penn Virginia Oil & Gas Corporation ("Penn Virginia"). In 2013, Penn Virginia purchased approximately $134,000 of tubular services. We believe that the prices we charged Penn Virginia were on terms similar to those provided to other third parties.

All of the transactions referenced above were conducted by the Corporation in the ordinary course of its business.

Except as disclosed elsewhere in this proxy statement, no director, proposed director or executive officer of the Corporation or a subsidiary of the Corporation and no person who beneficially owns, or controls or directs, directly or indirectly, more than ten percent of the outstanding Common Shares (collectively, an “Informed Person”) and no proposed director of the Corporation or any associate or affiliate of any Informed Person or proposed director, had any material interest, direct or indirect, in any transaction since January 1, 2013 or in any proposed transaction that materially affects or would materially affect the Corporation or any of its subsidiaries.

Our Code provides that employees are to avoid situations or activities where their personal interests are, or may appear to be, in competition with or in opposition to TESCO’s interests. Employees are directed to disclose any potential conflicts of interest to a member of the executive management team. More specifically, employees may not engage, on TESCO’s behalf, in any transaction with a business in which the employee or a family member has an interest unless the employee has prior written approval from the executive management team or, if the employee is an officer or a director of TESCO, the Audit Committee of the Board.

Financial Statements for Fiscal Year 2013

At the Meeting, the consolidated financial statements of the Corporation for the year ended December 31, 2013 and the report of the auditors thereon will be presented. These consolidated financial statements are included in the 2013 Annual Report of the Corporation which has been mailed concurrently with this Proxy Statement to all shareholders. No formal action will be taken at the Meeting to approve the financial statements. If any shareholder has questions respecting the December 31, 2013 financial statements, the questions may be brought forward at the Meeting. We filed an Annual Report on Form 10-K with the SEC and SEDAR on March 4, 2014. Shareholders may obtain a copy of our Annual Report on Form 10-K, without charge, by writing to our Corporate Secretary at our principal executive offices located at 3993 West Sam Houston Parkway, Suite 100, Houston, Texas 77043-1238.
Shareholder Proposals

Any shareholder proposal to be presented at the Meeting must have been received at our principal offices located at 3993 W. Sam Houston Parkway N., Suite 100, Houston, Texas 77043-1238 and addressed to our Corporate Secretary no later than December 6, 2013 in order to be included in the proxy statement and form of proxy for the Meeting.

Pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals to be presented at the 2015 annual meeting of the holders of common shares of the Corporation (the “2015 Meeting”) and in our proxy statement and form of proxy for the 2015 Meeting must be received by us at our principal executive offices and addressed to our Corporate Secretary not later than December 3, 2014, the date which is at least 120 days prior to April 4, 2015, the anniversary of the date of this Proxy Statement.  These proposals must comply with applicable Alberta law, the rules and regulations promulgated by the SEC, and the requirements set forth by the Corporate Governance and Nominating Committee described in the “Statement of Corporate

Governance” section of this proxy statement under the heading “Director Nominations.”  Unless we receive notice in the manner specified in this section, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at the 2014 Meeting.

Under the amendments to our by-laws which are subject to shareholder confirmation under Proposal Four(b) (for this paragraph, the "By-laws"), a shareholder seeking to propose business (other than pursuant to Rule 14a-8) or nominate directors at an annual meeting of shareholders must give advance written notice to the Corporation not more than ninety (90) days, and not less than sixty (60) days, prior to the anniversary date of the prior year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held the previous year or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the one-year anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth (60th) day prior to such annual meeting; or (2) the tenth (10th) day following the day on which the Corporation first publicly announces the date of such annual meeting. In addition, the By-laws provide that, solely in the case of the first annual meeting of shareholders held following the adoption of the By-laws, such notice must be so delivered, or mailed and received, not later than the close of business on the fourteenth calendar day following the effective date of the By-laws. A shareholder seeking to nominate a director for election at a special meeting of shareholders where the election of directors is properly on the agenda must give advance written notice to the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of: (1) the sixtieth (60th) day prior to such special meeting; or (2) the tenth (10th) day following the day on which the Corporation first publicly announces the date of such special meeting.

Indebtedness of Directors and Executive Officers

As of the date hereof, no director, proposed director, or executive officer of the Corporation, or any associate of any such director, proposed director, or executive officer is or has been, at any time since January 1, 2013, indebted to the Corporation, nor is or has been, at any time since January 1, 2013, any indebtedness of such persons been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or any of its subsidiaries. Under the Corporation's bylaws, the Corporation may not make any personal loan or extension of credit to a director or officer of the Corporation.

Interest of Certain Persons or Companies in Matters to Be Acted On

Except as otherwise disclosed herein, no Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting. For the purpose of this paragraph “Person” shall include each person: (a) who has been a director, executive officer, or insider of the Corporation since the commencement of the Corporation's last completed fiscal year; (b) who is a proposed nominee for election as a director of the Corporation; or (c) who is an associate or affiliate of a person referred to in (a) or (b).

No Incorporation by Reference of Certain Portions of this Proxy Statement

Notwithstanding anything to the contrary set forth in any of our filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate information in this Proxy Statement, neither the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such filings as provided by SEC regulations. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textual references only. The information on these websites shall not be deemed part of this Proxy Statement.

Additional Information

We file annual, quarterly, and special reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549 and with Canadian securities regulatory authorities. You may read and copy any reports, statements, or other information we file at the SEC’s public reference rooms in Washington, D.C. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov, as well as at www.sedar.com. We make available on or through our website at www.tescocorp.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our Board, our Code and other company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to us at our corporate headquarters.

You should rely only on the information contained in this proxy statement to vote on each of the proposals submitted for shareholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated _____ __, 2014. You should not assume that the information contained in this proxy statement is accurate as of any later date.

By order of the Board of Directors,
Dean Ferris
Corporate Secretary
_____ __, 2014

PRELMINARY PROXY STATEMENT-SUBJECT TO COMPLETION

EXHIBIT A

[Tesco Logo]	[Computershare Logo]
Mr. Sam Sample	9th Floor, 100 University Avenue
123 Samples Street	Toronto, Ontario M5J 2Y1
Sampletown SS X9X 9X9	www.computershare.com

Security Class COMMON
Holder Account Number C9999999999                                                                IND

Form of Proxy – Annual General Meeting to be held on May 9, 2014

This Form of Proxy is solicited by and on behalf of the Board of Directors and Management.

Notes to proxy

1.
Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by the Board of Directors and Management to the holder.

5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors and Management.

6.
The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Annual General Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by the Board of Directors and Management.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

The proxy statement is available at
http://www.tescocorp.com/2014Proxy

Proxies submitted must be received by 8:00 a.m. (Central Time), on Wednesday, May 8, 2014.
VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

[Graphic] To vote Using the Telephone	[Graphic] To Vote Using the Internet	[Graphic] To Receive Documents Electronically

Call the number listed BELOW from	Go to the following web site:	You can enroll to receive future
A touch tone telephone.	www.computershare.com/proxy	securityholder communications
1-866-732-VOTE (8683) Toll Free		electronically, by visiting
www.computershare.com/eDelivery
And clicking on "eDelivery Signup"

If you vote by telephone or the Internet, DO NOT mail back this proxy.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 123456

Mr. Sam Sample Number C9999999999 IND
Appointment of Proxyholder
I/We, being holder(s) of Tesco Corporation hereby appoint(s):		Enter the name of the person you are
Julio M. Quintana, President and Chief Executive Officer, or failing him,		appointing if this person is someone
Dean Ferris, Sr. Vice President, General Counsel and Corporate Secretary	OR	other than the foregoing _________

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Tesco Corporation to be held at Hotel Sorella CITYCENTRE, 800 Sorella Court, Houston, Texas 77024, United States of America, on May 9, 2014 at 8:00 a.m. (Central Time) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

The Board and Management recommend that you vote FOR all of the nominees listed below.

Nominees:
1	John P. Dielwart	FOR	WITHHOLD
2	Fred J. Dyment	FOR	WITHHOLD
3	Gary L. Kott	FOR	WITHHOLD
4	R. Vance Milligan, Q.C., I.CD.D	FOR	WITHHOLD
5	Julio M. Quintana	FOR	WITHHOLD
6	John T. Reynolds	FOR	WITHHOLD
7	Elijio V. Serrano	FOR	WITHHOLD
8	Michael W. Sutherlin	FOR	WITHHOLD

2. Appointment of Auditors

Appointment of Ernst & Young LLP, an independent registered public accounting firm, as Auditors of the Corporation to hold office until the next annual general meeting of shareholders, and authorization of the Board of Directors to fix its remuneration.

FOR                      AGAINST                    ABSTAIN

3. Approval of 2013 Named Executive Officer Compensation

Non-binding advisory vote to approve the 2013 named executive officer compensation.

The Board and Management recommend that you vote FOR the proposal.

FOR                      AGAINST                      ABSTAIN

4. Confirmation of the Board’s Amendments of Amended and Restated By-laws:
(4a) to permit "notice and access" delivery of proxy materials in the future;
FOR    AGAINST    ABSTAIN
(4b) to require "advance notice" for shareholder nomination of candidates for election as directors and shareholders to propose other business in connection with meetings of shareholders; and
FOR    AGAINST    ABSTAIN
(4c) to make other updates and changes as described in the proxy statement.
FOR    AGAINST    ABSTAIN
The Board and Management recommends that you vote FOR the confirmation of each of the amendments to the Corporation's By-laws set forth above.
To vote in the Proxyholder's discretion upon amendments or variations to the matters identified in the Notice of Annual General Meeting set forth in the Proxy Statement and any other business which may properly come before the meeting or any adjournment thereof.

None of these proposals are related to or conditioned upon the approval of any other matter or proposal. All of these proposals are being proposed by the Board of Directors and Management.

Authorized Signature(s) - This section must be completed
For your instructions to be executed.

If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated.	Signature(s) ________________________	Date ____ /____ / ______

Interim Financial Statements.	Annual Report

Mark this box if you would like to receive interim financial statements and accompanying Management's Discussion and Analysis by mail.	Mark this box if you would NOT like to receive Annual Report and accompanying Management's Discussion and Analysis by mail.	Mark this box if you wish to receive a legal form of Proxy (see Note #8 on reverse).

If you are not mailing back your VIF, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

EXHIBIT B

TESCO CORPORATION

By-laws relating generally to the conduct
of the business and affairs of
Tesco Corporation

Effective March 6, 2014

PART ONE BUSINESS OF THE CORPORATION    B-4
1.01    Execution of Instruments.    B-4
1.02    Corporate Seal.    B-4
1.03    Voting Rights in Other Bodies Corporate.    B-4
1.04    Financial Year.    B-4
1.05    Prohibition on Lending.    B-4
1.06    Execution in Counterpart.    B-5
PART TWO BORROWING    B-5
2.01    Borrowing Power.    B-5
2.02    Delegation.    B-5
PART THREE DIRECTORS' MEETINGS    B-5
3.01    Number of Directors and Quorum.    B-5
3.02    Meetings of the Board.    B-5

3.03    Notice.    B-5
3.04    Chairman of Board Meetings.    B-6
3.05    Voting.    B-6
3.06    Adjournment.    B-6
3.07    Committees of the Board.    B-6
3.08    Participation by Electronic Means.    B-6
3.09    Written Resolution in Lieu of Meeting.    B-6
PART FOUR MEETINGS OF SHAREHOLDERS    B-6
4.01    Participation in Meetings by Electronic Means.    B-6
4.02    Annual Meetings.    B-7
4.03    Special Meetings.    B-7
4.04    Notice of Meeting and Special Business.    B-7
4.05    Advance Notice Procedures for Business Brought Before a Meeting.    B-7
4.06    Advance Notice of Nomination of Directors.    B-8
4.07    Meeting Held by Electronic Means.    B-10
4.08    Presiding Officer.    B-10
4.09    Persons Entitled to be Present.    B-11
4.10    Quorum.    B-11
4.11    Scrutineers.    B-11
4.12    Votes to Govern.    B-11
4.13    Voting.    B-11
4.14    Electronic Voting.    B-11
4.15    Adjournments.    B-12
PART FIVE OFFICERS    B-12
5.01    Appointment.    B-12
5.02    Chairman and Vice-Chairman.    B-12
5.03    Chief Executive Officer.    B-12
5.04    President.    B-12
5.05    Chief Financial Officer.    B-12
5.06    Chief Operating Officer.    B-12
5.07    Vice-Presidents.    B-12
5.08    Secretary.    B-13

5.09    Treasurer.    B-13
5.10    Duties of Officers may be Delegated.    B-13
5.11    Term of Office.    B-13
PART SIX REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES    B-13
6.01    Remuneration of Directors, Officers and Employees.    B-13
PART SEVEN DIVISIONS AND UNITS    B-14
7.01    Creation and Consolidation of Divisions.    B-14
7.02    Name of Division.    B-14
7.03    Officers of Divisions.    B-14
PART EIGHT INDEMNITY    B-14
8.01    Limitation of Liability.    B-14
8.02    Indemnity.    B-14
8.03    Insurance.    B-15
8.04    Indemnity Agreements.    B-15
8.05    Division and Business Unit Officers.    B-15
PART NINE SHARE CERTIFICATES    B-15
9.01    Shareholder Entitled to Certificate of Acknowledgement.    B-15
9.02    Securities Registrars, Transfer Agents and Dividend Disbursing Agents.    B-16
9.03    Deceased Shareholder.    B-16
9.04    Lost, Defaced or Destroyed Certificates.    B-16
PART TEN DIVIDENDS AND RIGHTS    B-16
10.01    Dividend.    B-16
10.02    Joint Shareholders.    B-16
10.03    Dividend Cheques.    B-16
10.04    Non-receipt of Cheques.    B-16
10.05    Unclaimed Dividends.    B-17
PART ELEVEN NOTICES    B-17
11.01    Method of Giving Notices.    B-17
11.02    Notice to Joint Shareholders.    B-17
11.03    Computation of Time.    B-17
11.04     Omissions and Errors    B-17
11.05     Persons Entitled by Death or Operation of Law    B-18

PART ELEVEN INTERPRETATION    B-18
12.01     Definitions    B-18
12.02     Construction    B-21
PART THIRTEEN EFFECTIVE DATE AND REPEAL    B-21
13.01     Effective Date    B-21
13.02     Repeal    B-22

By-Laws relating generally to the conduct of the business and affairs of Tesco Corporation.
Part 1
BUSINESS OF THE CORPORATION

1.01	Execution of Instruments.
All contracts, instruments and documents of whatsoever kind may be signed on behalf of the Corporation by any of the Chairman, Vice-Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Vice-President or any other person or persons authorized by resolution of the directors, and all contracts, documents and instruments so signed shall be binding upon the Corporation without any further authorization or formality. The Board may, however, direct the person or persons by whom and the manner in which any particular contract, instrument or document or class thereof may or shall be signed, including the use of facsimile reproduction of signatures and the use of a corporate seal or a facsimile reproduction thereof. The Board is authorized from time to time by resolution to appoint any person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments.

1.02	Corporate Seal.
Until changed by the Board the corporate seal of the Corporation shall be in the form impressed in the margin hereto.

1.03	Voting Rights in Other Bodies Corporate.
Except when otherwise directed by the Board, Signing Officers may execute and deliver proxies, which, unless required by applicable law, need not be under corporate seal of the Corporation, and may arrange for the issuance of any certificate or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such certificate or other evidence shall be in favour of such person or persons as the Signing Officers executing or arranging for the issuance thereof may determine. In addition, the Board, or failing the Board, the Signing Officers of the Corporation, may direct the manner in which and the person or persons by whom any voting rights or class of voting rights shall be exercised.

1.04	Financial Year.
Until changed by resolution of the Board, the financial year of the Corporation shall end on the 31st day of December in each year.

1.05	Prohibition on Lending.
The Corporation shall not make any personal loan or extension of credit to a director or officer of the Corporation.

1.06	Execution in Counterpart.
A document or writing required or permitted by the Act or under these By-Laws may be signed or executed in separate counterparts and the signing or execution of a counterpart shall have the same effect as the signing or execution of the original.
PART 2
BORROWING

2.01	Borrowing Power.
Without limiting the borrowing powers of the Corporation as set forth in the Act, the Board may from time to time:

(a)	borrow money on the credit of the Corporation;

(b)	issue, reissue, sell, pledge or hypothecate debt obligations of the Corporation;

(c)
give a guarantee on behalf of the Corporation to secure performance of an obligation of any person or give, directly or indirectly, financial assistance to any person on behalf of the Corporation by means of a loan, guarantee or otherwise; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

2.02	Delegation.
The Board may from time to time delegate to one or more director or officer of the Corporation any or all of the powers set out in Section 2.01 to such extent and in such manner as the Board may determine.
PART 3
DIRECTORS' MEETINGS

3.01	Number of Directors and Quorum.
Subject to the Articles, the number of directors of the Corporation may be fixed from time to time by resolution of the Board, at least one-quarter of whom (or such other number, if any, as may be prescribed by the Act from time to time) shall be resident Canadians. A majority of the directors shall form a quorum of the Board.

3.02	Meetings of the Board.
Unless the Articles provide otherwise, meetings of the Board and of any committee of directors shall be held from time to time and at such place as the Chairman of the Board or of the applicable committee thereof (if any), the President (if any) or the majority of the directors then in office may from time to time determine. The Secretary (if any) or any other officer or any director shall, as soon as reasonably practicable following receipt of a direction from the foregoing, send a notice of the applicable meeting to the directors.

3.03	Notice.
No notice need be given of the first meeting of the Board following an annual or special meeting of shareholders at which directors are elected in order for the meeting to be duly constituted if such meeting of the Board is held immediately after the shareholders meeting and a quorum of directors is present. For the first meeting of directors to be held following, but not immediately after, the election of directors at an annual or special meeting of the shareholders, or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present. Notice of all other meetings of the Board shall be delivered, mailed or communicated by means of telephonic, electronic or any other communications facilities to each director not less than twenty-four (24) hours before the time when the meeting is to be held. A director may in any manner waive a notice of a meeting of the Board, and attendance of a director at a meeting of the Board is a waiver of notice of the meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

3.04	Chairman of Board Meetings.
The Chairman of any meeting of the Board shall be the first mentioned of the following officers who is also a director of the Corporation and is present or deemed to be present at the meeting: the Chairman, the Vice-Chairman, the Chief Executive Officer, the President. If no such officer is present, the directors shall choose one of their number to chair the meeting.

3.05	Voting.
At all Board meetings every question shall be decided by a majority of the votes cast thereon. In case of an equality of votes, the Chairman of the meeting shall not be entitled to a second or casting vote.

3.06	Adjournment.
Any meeting of directors or of any committee of directors may be adjourned from time to time by the Chairman of the meeting, with the consent of the meeting, to a fixed time and place. Notice of an adjourned meeting of directors or committee of directors is not required to be given if the date, time and place of the adjourned meeting are announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

3.07	Committees of the Board.
The Board shall appoint from their number an Audit Committee and a Compensation Committee and may appoint from their number any other committee of directors, at least one-quarter of whom (or such other number, if any, as may be prescribed by the Act from time to time) shall be resident Canadians. Subject to limitations in the Act, the Board may delegate to such committee of directors any of the powers of the directors. The Board shall appoint a chair of each committee of directors and may adopt terms of reference for each committee of directors and position descriptions for each chair of a committee of directors.

3.08	Participation by Electronic Means.
A director may participate in a meeting of directors or of any committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and a director participating in a meeting by those means is deemed for the purposes of the Act and the By-Laws to be present at that meeting.

3.09	Written Resolution in Lieu of Meeting.
A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of the Board or a committee of the Board, is as valid as if it had been passed at a meeting of the Board or committee of directors.
PART 4
MEETINGS OF SHAREHOLDERS

4.01	Participation in Meetings by Electronic Means.
Any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation has made available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act and the By-Laws to be present at the meeting.

4.02	Annual Meetings.
Meetings of shareholders of the Corporation shall be held annually within six months of the end of the Corporation's fiscal year at the place the directors determine, which, if the Articles so provide, may be outside Alberta.

4.03	Special Meetings.
The directors of the Corporation may at any time call a special meeting of shareholders to be held on such day and at such time and, subject to section 131 of the Act, at such place within Alberta as the directors may determine or, if provided for in the Articles, in such other place as the directors may determine.

4.04	Notice of Meeting and Special Business.
A notice in writing of a meeting of shareholders stating the day, hour and place of meeting and, if special business is to be transacted thereat, stating: (i) the nature of the business in sufficient detail to permit the shareholder to form a reasoned judgment on that business; and (ii) the text of any special resolution to be submitted to the meeting, shall be sent to each shareholder entitled to vote at the meeting, who on the record date for notice is registered on the records of the Corporation or its transfer agent as a shareholder, to each director of the Corporation and to the auditor of the Corporation before the date of the meeting in accordance with the Act and other applicable law. Notice of any meeting of shareholders or the time for the giving of any such notice or any irregularity in any meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation in writing or by facsimile or other form of recorded electronic transmission addressed to the Corporation or in any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a shareholder or any other person entitled to attend a meeting of shareholders is a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

4.05	Advance Notice Procedures for Business Brought Before a Meeting.

(a)
At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board; (ii) brought before the meeting by or at the direction of the Board or any committee thereof; or (iii) otherwise properly brought before the meeting by a shareholder who (A) was a registered shareholder of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 4.05 and at the time of the meeting; (B) is entitled to vote at the meeting; and (C) has complied with this Section 4.05 as to such business. Shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 4.04 of these By-Laws. Shareholders seeking to nominate persons for election to the Board must comply with Section 4.06 of these By-Laws, and this Section 4.05 shall not be applicable to nominations except as expressly provided in Section 4.06 of these By-Laws.

(b)
Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must: (i) provide Annual Meeting Timely Notice thereof in writing and in proper form to the Secretary of the Corporation; and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.05, and any such proposed business must constitute a proper matter for shareholder action. In no event shall any adjournment or postponement of an annual meeting of shareholders or the announcement thereof commence a new time period for the giving of Annual Meeting Timely Notice.

(c)	To be in proper form for purposes of this Section 4.05, a shareholder's notice to the secretary shall set forth:

(i)
As to each item of business that the shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting of shareholders, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment); and (C) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including their names) relating to the Corporation and/or the proposal of such business by such shareholder.

(ii)	All Shareholder Information as to each Proposing Person.

(iii)	All Disclosable Interests as to each Proposing Person.

(d)
A shareholder providing notice of business proposed to be brought before an annual meeting of shareholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.05 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of the record date for notice), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)
Notwithstanding anything in these By-Laws to the contrary, no business (other than with respect to the election of directors) shall be conducted at an annual meeting except in accordance with this Section 4.05. The Chairman of the meeting shall have the power and duty to, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 4.05, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 4.05, unless otherwise required by law, if the proposing shareholder (or a qualified representative of the proposing shareholder) does not appear at the annual meeting of shareholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 4.05, to be considered a qualified representative of the proposing shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(f)
This Section 4.05 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act. Nothing in this Section 4.05 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to the Act or Rule 14a-8 promulgated under the Exchange Act.

(g)
Notwithstanding the foregoing provisions of this Section 4.05, a shareholder shall also comply with all applicable requirements of the Act and the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 4.05; provided, however, that any references in these By-Laws to the Act, the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any other business to be considered pursuant to this Section 4.05, and compliance with this Section 4.05 shall be the exclusive means for a shareholder to submit other business to be considered at an annual meeting, other than business brought properly under and in compliance with the Act and Rule 14a-8 of the Exchange Act, as such may be amended from time to time.

4.06	Advance Notice of Nomination of Directors.

(a)
Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only: (i) pursuant to the Corporation's notice of meeting (or any supplement thereto); (ii) by or at the direction of the Board, including by any committee or persons appointed by the Board; or (iii) by a shareholder who (A) was a registered shareholder of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 4.06 and at the time of the meeting; (B) is entitled to vote at the meeting and upon such election; and (C) has timely complied with this Section 4.06 as to such nomination. The foregoing clause (iii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board to be considered by the shareholders at an annual meeting or special meeting of the shareholders of the Corporation.

(b)
Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board at an annual meeting, the shareholder must: (i) provide Annual Meeting Timely Notice thereof in writing and in proper form to the Secretary of the Corporation; and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.06. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board at such special meeting, the shareholder must: (A) provide Special Meeting Timely Notice thereof in writing and in proper form to the secretary of the Corporation at the principal executive offices of the Corporation; and (B) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.06. In no event shall any adjournment or postponement of an annual meeting or special meeting of the Shareholders of the Corporation. or the announcement thereof commence a new time period for the giving of a shareholder's notice as described above.

(c)	To be in proper form for purposes of this Section 4.06, a shareholder's notice to the secretary shall set forth:

(i)	All Shareholder Information as to each Proposing Person.

(ii)	All Disclosable Interests as to each Proposing Person.

(iii)
As to each Nominee, (A) the Nominee Information; (B) a completed and signed questionnaire, representation and agreement and resignation as provided in Section 4.06(f); and (C) all Disclosable Interests.

(iv)
The Corporation may require any Nominee to furnish such other information: (A) as may reasonably be required by the Corporation to determine the eligibility of such Nominee to serve as a director of the Corporation in accordance with the Corporation's corporate governance policies and guidelines adopted by the Board or a committee thereof; or (B) that could be material to a reasonable shareholder's understanding of the independence or lack of independence of such Nominee.

(d)
A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.06 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of the record date for notice), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)
Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 4.06. The Chairman at the meeting shall have the power and duty, if the facts warrant, to determine that a nomination was not properly made in accordance with this Section 4.06, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 4.06, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 4.06, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(f)
To be eligible to be a Nominee, the Nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 4.06) to the Secretary of the Corporation at the principal executive offices of the Corporation: (i) a written questionnaire, in the form provided by the secretary upon written request, with respect to the background and qualifications of such person and of any other person or entity on whose behalf the nomination is being made; (ii) a written representation and agreement, in the form provided by the secretary upon written request, that such person: (A) is not, if serving as a director of the Corporation, and will not become, while serving as a director of the Corporation, a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity (y) as to how such person will act or vote on any issue or question to be considered by the Board that has not been disclosed therein; or (z) that could limit or interfere with such person's ability to comply with such person's fiduciary duties as a director of the Corporation under applicable law while serving as such; (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation; (C) is, if serving as a director of the Corporation, or would be if elected as a director of the Corporation, and will be, while serving as such, in compliance with all applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines of the Corporation and any other policies applicable to directors; and (D) irrevocably submits his or her resignation as a director, if serving, or if elected, as a director of the Corporation, effective upon a finding by a court of competent jurisdiction that such person has breached such written representation and agreement; and (iii) a written letter, in the form provided by the secretary upon written request, pursuant to which such person irrevocably submits his or her resignation as a director, if serving, or if elected, as a director of the Corporation, effective upon such person's failure to be elected in an election of directors.

(g)
Notwithstanding the foregoing provisions of this Section 4.06, a shareholder shall also comply with all applicable requirements of the Act, the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 4.06; provided, however, that any references in these By-Laws to the Act, the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 4.06, and compliance with this Section 4.06 shall be the exclusive means for a shareholder to make nominations.

4.07	Meeting Held by Electronic Means.
If the directors of the Corporation call a meeting of shareholders pursuant to the Act, those directors may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facilities that permits all participants to communicate adequately with each other during the meeting. A person participating in a meeting of shareholders held by such means is deemed to be present in person at the meeting and will have the opportunity to participate to the same extent as if the person were attending in person and in full purview of other shareholders.

4.08	Presiding Officer.
The Chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and is present or deemed to be present at the meeting: the Chairman, the Vice-Chairman, the Chief Executive Officer or the President provided such person must also be a director of the Corporation. In the absence of any such officer, the shareholders shall choose one of their number to chair the meeting. The Secretary of the meeting shall be the Secretary of the Corporation or failing him, the Assistant Secretary of the Corporation (if any). Notwithstanding the above, the Chairman of the meeting, at his sole discretion, may appoint a person, who need not be a shareholder, to act as Secretary of the meeting.

4.09	Persons Entitled to be Present.
The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act, the Articles or the By-Laws to be present. Any other person may be admitted only with the consent of the Chairman.

4.10	Quorum.
A quorum for the transaction of business at any meeting of shareholders shall be at least two (2) persons present or deemed to be present, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for such a shareholder, and together holding or representing thirty-three and one-third percent (33 1/3%) of the outstanding shares of the Corporation entitled to vote at the meeting.

4.11	Scrutineers.
At any meeting of shareholders, the Chairman of the meeting may appoint one or more persons, who may be shareholders, to serve as scrutineers.

4.12	Votes to Govern.
At any meeting of shareholders, unless a special resolution is required, all questions shall be decided by the majority of votes cast on the question.

4.13	Voting.

(a)
Subject to the Act, every question submitted to any meeting of shareholders shall be decided on a show of hands, except when a ballot is required by the Chairman of the meeting or is demanded by a shareholder or proxyholder entitled to vote at the meeting. Upon a show of hands, at every meeting at which a person is entitled to vote, each shareholder present or deemed to be present, on his own behalf, and each proxyholder present or deemed to be present, shall (subject to the provisions, if any, of the Articles) have one vote for every share registered in the name of the shareholder present or represented by proxy. A declaration by the Chairman of the meeting that the question has been carried, carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of such fact, and the results of the vote so taken and declared shall be the decision of the shareholders upon the said question.

(b)
A shareholder or proxyholder may demand a ballot either before or on the declaration of the result of any vote by a show of hands. The ballot shall be taken in such manner as the Chairman of the meeting shall direct. Upon a ballot, at every meeting at which a person is entitled to vote, every shareholder present or deemed to be present, on his own behalf, and each proxyholder present or deemed to be present, shall (subject to the provisions, if any, of the Articles) have one vote for every share registered in the name of the shareholder present or represented by proxy, and the results of the ballot so taken and declared shall be the decision of the shareholders upon the said question.

4.14	Electronic Voting.

(a)
Any person entitled to attend and vote at a meeting of shareholders may vote at the meeting in person or by proxy and, subject to any determinations made from time to time by the Board, may appoint a proxy by any method permitted by law, including over the internet, by the input of data using telephonic facilities or by reproduction using facsimile or electronic facilities.

(b)
To the extent permitted by the By-Laws or the Articles of the Corporation or by the Act or other laws governing the Corporation, the Board may establish, in connection with any meeting of shareholders, procedures regarding voting at the meeting by means of telephonic, electronic or other communication facilities, and make available such communication facilities consistent with those procedures. The Board may determine from time to time that the voting at any specific meeting shall be held entirely by such means.

4.15	Adjournments.
The Chairman of the meeting may adjourn any meeting of shareholders to such time and place as the Chairman of the meeting determines. Any adjourned meeting shall be duly constituted if held in accordance with the Act and the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourning meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.
PART 5
OFFICERS

5.01	Appointment.
The Board may from time to time elect or appoint officers with such duties and powers and for such terms of office as the Board deems advisable and, in particular, a Chairman, a Vice-Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Operating Officer, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary and a Treasurer, and one or more assistants to any of the officers so elected or appointed. The same person may hold more than one office. The Board may from time to time appoint other such officers, employees and agents as they shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors. The directors may, from time to time and subject to the provisions of the Act, vary, add or limit the duties and powers of any officer, employee or agent.

5.02	Chairman and Vice-Chairman.
The Chairman and Vice-Chairman shall each be a director and shall have such powers and duties as the Board may specify.

5.03	Chief Executive Officer.
The Board may designate an officer as Chief Executive Officer of the Corporation who, as such, shall, subject to the authority of the Board, have general supervision over the business of the Corporation.

5.04	President.
The Board shall designate an officer as President of the Corporation, who, as such, shall have the powers and duties as the Board or the Chief Executive Officer (if any) may specify. In the absence of a Chief Executive Officer, the President shall, subject to the authority of the Board, have general supervision over the business of the Corporation.

5.05	Chief Financial Officer.
The Board may designate an officer as Chief Financial Officer of the Corporation, who, as such, shall have the powers and duties as the Board or the Chief Executive Officer (if any) may specify.

5.06	Chief Operating Officer.
The Board may designate an officer as the Chief Operating Officer who, as such, shall have the powers and duties as the Board or the Chief Executive Officer (if any) may specify.

5.07	Vice-Presidents.
During the absence or disability of the President, his duties shall be performed and his powers exercised by the Vice-President or, if there is more than one, by the Vice-President or Vice-Presidents designated from time to time by the Board or the President. A Vice-President shall have such other powers and duties as the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Chief Operating Officer may specify.

5.08	Secretary.
The Secretary shall attend and be the Secretary of all meetings of the Board, committees of the Board (unless another person is designated to act as secretary of such meeting or meetings by any such committee), and shareholders and the Secretary or such other designated person in the case of meetings of any committees of the Board shall maintain minutes of all proceedings thereat. The Secretary shall give, or cause to be given as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the Board and shall be custodian of the corporate seal and records of the Corporation, except when another officer has been appointed for that purpose, and the Secretary shall have such other powers and duties as the Board or the Chief Executive Officer may specify. The Assistant Secretary or, if more than one, the Assistant Secretaries, shall assist the Secretary in the performance of his duties and shall exercise all his powers and carry out all his duties in the absence or disability of the Secretary.

5.09	Treasurer.
The Treasurer shall have the care and custody of all funds and securities of the Corporation and shall deposit or cause to be deposited all moneys with the Corporation's bankers, or otherwise deal with the same, including the short term investment of moneys, as designated by the Board, provided that the Treasurer may from time to time arrange for the temporary deposit of moneys of the Corporation in banks, trust companies or other financial institutions within or outside Canada not so designated by the Board for the purpose of facilitating transfer thereof to the credit of the Corporation in a bank, trust company or other financial institution so designated. The books and accounts shall at all times be open to inspection and examination by the Board, by any committee of the Board, by the Chief Executive Officer, the President, the Chief Financial Officer or by any person appointed by the Board for that purpose. The Treasurer shall sign or countersign such instruments as require his signature and shall perform all duties incident to his office. The Treasurer shall have such other powers and duties as the Board or the Chief Executive Officer may specify. The Assistant Treasurer, or if more than one, the Assistant Treasurers, shall assist the Treasurer in the performance of his duties and shall exercise all the Treasurer's powers and carry out all his duties in the absence or disability of the Treasurer.

5.10	Duties of Officers may be Delegated.
In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reasons that the directors may deem sufficient, the directors may delegate all or any of the powers of such officers to any other officer or to any director for the time being.

5.11	Term of Office.
The Board, in its discretion, may remove any officer of the Corporation, without prejudice to the rights of such officer under any employment contract. Otherwise each officer of the Corporation shall hold office until his successor is elected or appointed or until his earlier resignation.

PART 6
REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES

6.01	Remuneration of Directors, Officers and Employees.
Subject to the Articles, the directors of the Corporation may fix the remuneration of the directors, officers and employees of the Corporation. Any remuneration paid to a director of the Corporation shall be in addition to the salary paid to such director in his capacity as an officer or employee of the Corporation. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation's behalf other than routine work ordinarily required of a director of the Corporation. The confirmation of any such resolution by the shareholders shall not be required. The directors, officers and employees shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation. If required by the Act, the aggregate remuneration paid to the directors and the aggregate remuneration paid to the five highest paid officers and employees, other than directors, shall be disclosed to the shareholders at every annual meeting, in the management proxy circular forwarded to shareholders in advance of an annual meeting, the financial statements placed before the shareholders, a statement of remuneration or in such other manner as the chairman of the meeting may determine.

PART 7
DIVISIONS AND UNITS

7.01	Creation and Consolidation of Divisions.
The Board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the Board may consider appropriate in each case. The Board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the Board may consider appropriate in each case.

7.02	Name of Division.
Subject to law, any division or its sub-units may be designated by such name as the Board may from time to time determine or cause to be determined and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name. Any such contract, cheque or document shall be binding upon the Corporation when signed in accordance with Section 1.01 as if it had been entered into or signed in the name of the Corporation.

7.03	Officers of Divisions.
From time to time the Board or, if authorized by the Board, the President, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The Board or, if authorized by the Board, the President, may at any time remove at its or his pleasure any officer so appointed but without prejudice to such officer's rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.
PART 8
INDEMNITY

8.01	Limitation of Liability.
No director or officer of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or agent or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office of trust or in relation thereto, unless the same are occasioned by such director or officer's own wilful neglect or default, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or relieve him from liability under the Act. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a shareholder, director or officer of the Corporation or body corporate or member of the firm shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

8.02	Indemnity.

(a)
To the fullest extent permitted by the Act and without limit to the right of the Corporation to indemnify any person under the Act or otherwise, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the director's or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of the Corporation or such other body corporate.

(b)
The Corporation shall, subject to the approval of a court and the limitations contained herein and in the Act, indemnify a person referred to in paragraph (a) in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or officer of the Corporation or other body corporate as described in paragraph (a) against all costs, charges and expenses reasonably incurred by the person in connection with such action.

(c)
The Corporation shall advance moneys to a director or officer for the costs, charges and expenses of a proceeding referred to in paragraph (a) and/or (b), as applicable. Such director or officer shall repay such moneys if the director or officer:

(i)    is not substantially successful on the merits in the individual's defence of the action or proceeding; or
(ii)    is not fairly and reasonably entitled to indemnity.

(d)	The Corporation shall not indemnify a director or officer under paragraph (a) unless the individual:
(i)    acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the director or officer acted as director or officer or in a similar capacity at the Corporation's request; and
(ii)    in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director's or officer's conduct was lawful.

8.03	Insurance.
Subject to the Act, the Corporation may purchase, maintain or participate in such insurance for the benefit of the persons mentioned in Section 8.02, as the Board may from time to time determine.

8.04	Indemnity Agreements.
The Corporation may enter into agreements with its directors and officers relating to indemnity matters provided such agreements comply with the Act and these By-Laws. The provisions of Section 8.02 shall be deemed contractual rights of the directors and officers of the Corporation and former directors and officers of the Corporation.

8.05	Division and Business Unit Officers.
For the purposes of this Part Eight, the expression "officer" shall be deemed to include officers of divisions and sub-units as contemplated in Part Seven.
PART 9
SHARE CERTIFICATES

9.01	Shareholder Entitled to Certificate of Acknowledgement.
Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferrable written acknowledgement of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly be several persons, the Corporation is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one the shareholders' duly authorized agents will be sufficient delivery to all.

9.02	Securities Registrars, Transfer Agents and Dividend Disbursing Agents.
The Board may from time to time appoint a Registrar to maintain the securities register and a Transfer Agent to maintain the register of transfers and may also appoint one or more Branch Registrars to maintain branch securities registers and one or more Branch Transfer Agents to maintain branch registers of transfers. The Board may also from time to time appoint a Dividend Disbursing Agent to disburse dividends. One person may be appointed to any number of the aforesaid positions. The Board may at any time terminate any such appointment.

9.03	Deceased Shareholder.
In the event of the death of a holder or of one of the joint holders of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its Transfer Agent.

9.04	Lost, Defaced or Destroyed Certificates.
The Board, or any officer or agent designated by it, may in its or his discretion, direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has become mutilated or defaced or in substitution for a certificate that has become lost, stolen or destroyed upon payment of such fee, if any, and on such terms as the Board may from time to time prescribe whether generally or in any particular case.
PART 10
DIVIDENDS AND RIGHTS

10.01	Dividend.
Subject to the Act and the Articles, the Board may from time to time declare and the Corporation may pay dividends on its issued shares to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

10.02	Joint Shareholders.
In case several persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipt for all dividends and payments on account of dividends, principal, interest and/or redemption payments in respect of such securities.

10.03	Dividend Cheques.
A dividend payable in cash shall be paid by cheque, or by electronic funds transfer, drawn either on the bankers of the Corporation or those of its dividend disbursing agent to the order of each registered holder of shares of the class or series in respect of which it has been declared and, in the case of a cheque, mailed by prepaid ordinary mail to such registered holder at his Recorded Address or to such other address as the holder directs and, in the case of electronic funds transfer, to the bank account designated by such registered holder unless such registered holder otherwise directs. In the case of joint holders the cheque or electronic funds transfer shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and, in the case of a cheque, mailed to them at their Recorded Address, or to the first address so appearing if there are more than one. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, or the electronic transfer of funds as aforesaid, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

10.04	Non-receipt of Cheques.
In the event of non-receipt of any dividend cheque or electronic funds transfer by the person to whom it is sent as aforesaid, the Corporation or its dividend disbursing agent shall issue to such person a replacement cheque or electronic funds transfer for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe whether generally or in any particular case.

10.05	Unclaimed Dividends.
No dividends shall bear interest as against the Corporation. Except as otherwise expressly provided in the Articles with respect to any class or series of shares, any dividend unclaimed for one year after having been declared payable may be invested or otherwise made use of by the directors for the benefit of the Corporation. Any dividend unclaimed after a period of three (3) years less one day from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation, but the Board may nevertheless authorize the subsequent payment of any such dividend on such terms as to indemnity and evidence of title as the Board may from time to time prescribe, whether generally or in any particular case.
PART 11
NOTICES

11.01	Method of Giving Notices.
Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Articles, the By-Laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to the person's Recorded Address or if mailed to such person at his Recorded Address by prepaid ordinary or air mail or if sent to such person at his Recorded Address by any means of prepaid transmitted or recorded communication, or if provided in the form of an electronic document so long as the shareholder, director, officer, auditor or member of a committee of the Board has consented to receive the notice in such form. A notice so delivered shall be deemed to have been given when it is delivered personally or to the Recorded Address aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered for dispatch; and a notice so sent in the form of an electronic document shall be deemed to have been given when transmitted. The Secretary may change or cause to be changed the Recorded Address of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.
Notwithstanding the foregoing, provided that the addressee has consented in writing and has designated an information system for the receipt of electronic documents as contemplated by the Act, the Corporation may satisfy the requirements to send any notice (which term includes any communication or document) referred to above, subject to the Act, by creating an electronic document and providing such electronic document to the applicable specified information system unless otherwise prescribed by the Act or otherwise posting or making such document available on a generally accessible electronic source, such as a web site, and providing written notice of the availability and location of that electronic document. Any such electronic document shall be deemed to have been sent to and received by the addressee when it enters the information system of the addressee or, if posted or otherwise made available through a generally accessible electronic source, when the addressee receives written notice of the availability and location of that electronic document or when such notice enters the information system designated by the addressee if sent electronically.

11.02	Notice to Joint Shareholders.
If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons at their Recorded Address shall be sufficient notice to all of them.

11.03	Computation of Time.
Unless otherwise stated in the By-Laws, computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.04	Omissions and Errors.
The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice shall not invalidate such notice or any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.05	Persons Entitled by Death or Operation of Law.
Every person who by operation of law, transfer, death of a shareholder or any other means whatsoever shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.
PART 12
INTERPRETATION

12.01	Definitions.
In these By-Laws, unless the context otherwise requires:
(a)    "Act" means the Business Corporations Act (Alberta) and the regulations made thereunder and any statute and regulations that may be substituted therefor, as from time to time amended;
(b)    A person shall be deemed to be "Acting in Concert" with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where: (i) each person is conscious of the other person's conduct or intent and this awareness is an element in their decision-making processes; and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A or pursuant to, or in accordance with, the proxy solicitation rules of any other applicable jurisdiction. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person;
(c)    "affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act;
(d)    "Annual Meeting Timely Notice" means a shareholder's notice that is delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the one-year anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held the previous year or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the one-year anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of (A) the sixtieth (60th) day prior to such annual meeting; or (B) the tenth (10th) day following the day on which Public Announcement of the date of such annual meeting was first made; provided, further, that, solely in the case of the first annual general meeting held following the adoption of these By-laws, such notice must be so delivered, or mailed and received, not later than the close of business on the fourteenth calendar day following the effective date of these By-laws;
(e)    "Articles" means the articles of the Corporation as from time to time amended or restated;
(f)    "associate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act;
(g)    "Board" means the board of directors of the Corporation;
(h)    "By-Laws" means these By-Laws and all other by-laws of the Corporation from time to time in force and effect;
(i)    "Corporation" means Tesco Corporation;
(j)    "Derivative Interests" means derivative securities (as defined under Rule 16a-1 promulgated under the Exchange Act or any successor provision thereto) and any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by a Proposing Person or Nominee, the purpose or effect of which is to give such Proposing Person or Nominee economic risk and/or benefit similar to ownership of any security of the Corporation;

(k)	"Disclosable Interests" means the following disclosures as to each Proposing Person or Nominee, as applicable:

(i)
a list and description of all economic terms of all Derivative Interests, Short Interests, Other Interests or Voting Agreements engaged in, entered into or held by, directly or indirectly, such Proposing Person or Nominee (which interests shall be disclosed without regard to whether (A) the interests convey any voting rights in the Corporation to such Proposing Person or Nominee; (B) the interests are required to be, or are capable of being, settled through delivery of securities of the Corporation; or (C) such Proposing Person or Nominee may have entered into other transactions that hedge or mitigate the economic effect of such interests), and copies of all agreements and other documents (including, without limitation, master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Short Interest, Other Interest or Voting Agreement;

(ii)	the name of each person with whom such Proposing Person or Nominee has a Voting Agreement;

(iii)
any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person or Nominee that are separated or separable from the underlying shares of the Corporation;

(iv)
a list of all transactions by such Proposing Person or Nominee involving any security of the Corporation or any Derivative Interests, Short Interests, Other Interests or Voting Agreements within the six-month period prior to the date of the notice;

(v)
(A) if such Proposing Person is not a natural person, the identity of the Responsible Person, the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other registered or beneficial holder of any security of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting; and (B) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other registered or beneficial holder of any security of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business or nomination to be brought before the meeting;

(vi)	any significant equity interests or any Derivative Interests, Short Interests or Other Interests in any principal competitor of the Corporation held by such Proposing Person or Nominee;

(vii)
any direct or indirect interest of such Proposing Person or Nominee in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(viii)
any pending or threatened litigation in which such Proposing Person or Nominee is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation;

(ix)
any material transaction occurring during the prior twelve (12) months between such Proposing Person or Nominee or any affiliate of the Proposing Person or Nominee, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand;

(x)
a summary of any material discussions regarding the proposed business or nomination (A) between or among any of the Proposing Persons; (B) between or among any Proposing Person and any Nominee; or (C) between or among any Proposing Person or Nominee and any other registered or beneficial holder of any security of the Corporation (including their names);

(xi)	a representation that the Proposing Person intends to appear in person or by proxy at the annual meeting to bring such business or nomination before the meeting; and

(xii)
any other information relating to such Proposing Person or the proposed business or nomination that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting or the nomination proposed to be made at a meeting pursuant to Section 14(a) of the Exchange Act.
Notwithstanding the foregoing, Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner.

(l)	"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations);

(m)
"Nominee" means a person whom a Proposing Person proposes to nominate for election as a director and, in any context where disclosure or information about a Nominee is required by these By-Laws, any affiliate or associate of the person whom a Proposing Person proposes to nominate for election as a director;

(n)
"Nominee Information" means: (i) all information with respect to a Nominee that would be required to be set forth in a shareholder's notice pursuant to Section 4.06 if such Nominee were a Proposing Person; (ii) all information relating to such Nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such Nominee's written consent to being named in the proxy statement as a Nominee and to serving as a director if elected); (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Proposing Person, on the one hand, and each Nominee, his or her respective affiliates and associates and any other persons with whom such proposed Nominee (or any of his or her respective affiliates and associates) is Acting in Concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K (or any amendments to successors thereto) if such Proposing Person were the "registrant" for purposes of such rule and the proposed Nominee were a director or executive officer of such registrant;

(o)
"Other Interests" means all other material interests of each Proposing Person or Nominee in any business or nomination proposed to be brought before a meeting, any security of the Corporation, Derivative Interests, Short Interests or Voting Agreements (including, without limitation, any rights to dividends or performance-related fees based on any increase or decrease in the value of such security, Derivative Interests or Short Interests);

(p)	"Proceeding" means any action, suit inquiry or proceeding, whether civil, criminal, administrative, regulatory or investigative;

(q)
"Proposing Person" means: (i) the registered shareholder providing the notice of business proposed to be brought before an annual meeting or the nomination proposed to be made at a meeting, as applicable; (ii) the beneficial owner or beneficial owners, if different than the registered shareholder, on whose behalf the notice of the business proposed to be brought before the annual meeting or the notice of the nomination proposed to be made at a meeting, as applicable is made; (iii) any affiliate or associate of such shareholder or beneficial owner; and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert;

(r)
"Public Announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or any successor provisions thereto) or, in Canada, with the System for Electronic Document Analysis and Retrieval (SEDAR);

(s)
"Recorded Address" means, in the case of a shareholder, the address as recorded in the securities register; in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the Board, the latest address for such person as recorded in the records of the Corporation or, in the case of a director, in the last notice of directors filed under the Act;

(t)
"Responsible Person" means the natural person or persons associated with a Proposing Person that is not a natural person and who is responsible (in whole or in material part) for the formulation of and decision to: (i) propose the business to be brought before the meeting; or (ii) nominate a candidate for election as a director at the meeting;

(u)
"Short Interests" means any agreement, arrangement, understanding or relationship, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any security of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person or Nominee with respect to any security of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any security of the Corporation;

(v)
"Signing Officer" means, in relation to any contracts, instruments or documents, any person authorized to sign the same on behalf of the Corporation by Section 1.01 or by a resolution passed pursuant thereto;

(w)
"Shareholder Information" means, as to each Proposing Person: (i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation's books and records); (ii) the class or series and number of shares of the Corporation that are, directly or indirectly, registered to or beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by, such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (iii) a representation that the shareholder is a registered holder of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (iv) a certification that the shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding share capital required to approve the business proposal or nomination; and/or (B) otherwise to solicit proxies or votes from shareholders in support of such business proposal or nomination;

(x)
"Special Meeting Timely Notice" means a shareholder's notice for nominations to be made at a special meeting delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of: (i) the sixtieth (60th) day prior to such special meeting; or (ii) the tenth (10th) day following the day on which Public Announcement of the date of such special meeting was first made; and

(y)
"Voting Agreement" means any agreement, arrangement or understanding (whether written or oral): (i) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Corporation) or disposing of any shares of the Corporation; (ii) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses); (iii) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such Proposing Person or Nominee with respect to any security of the Corporation or any business or nomination proposed by the Proposing Person; or (iv) otherwise in connection with any business or nomination proposed by a Proposing Person and a description of each such agreement, arrangement or understanding;

all terms and expressions defined in the Act and used and not otherwise defined herein shall have the same meaning herein as in the Act.

12.02	Construction.
Words importing the singular include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated associations.
PART 13
EFFECTIVE DATE AND REPEAL

13.01	Effective Date.
These By-Laws shall be effective as of March 6, 2014.

13.02	Repeal.
All previous by-laws of the Corporation are repealed as of the coming into force of these By-Laws provided that such repeal shall not affect the previous operation of any by-laws so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-laws prior to its repeal. All officers and persons acting under any by-laws so repealed shall continue to act as if appointed under the provisions of these By-Laws and all resolutions of the shareholders or the Board with continuing effect passed under any repealed by-laws shall continue to be valid except to the extent inconsistent with these By-Laws and until amended or repealed.
MADE the 6th day of March, 2014.
WITNESS the corporate seal of the Corporation.

/s/ Michael W. Sutherlin	/s/ Dean Ferris
Michael W. Sutherlin	Dean Ferris
Chairman	Secretary

EXHIBIT C
PROPOSAL FOUR(A-C)
ORDINARY RESOLUTIONS TO CONFIRM THE AMENDMENTS TO THE BY-LAWS OF THE CORPORATION
BE IT RESOLVED AS ORDINARY RESOLUTIONS THAT:

1.
The amendments to the by-laws of the Corporation, so reflected in the Amended and Restated By-laws of the Corporation, being by-laws relating generally to the delivery of the Corporation’s proxy statement and certain other documents (including the Corporation's annual report) pursuant to “notice and access” rules that have been adopted under the Securities and Exchange Commission and Alberta Business Corporations Act rules and regulations, are hereby ratified without amendment; and

2.
The amendments to the by-laws of the Corporation, so reflected in the Amended and Restated By-laws of the Corporation, being by-laws relating generally to "advance notice" for shareholder nomination of candidates for election as directors and shareholders to propose other business in connection with meetings of shareholders, are hereby ratified without amendment; and

3.
The amendments to the by-laws of the Corporation, so reflected in the Amended and Restated By-laws of the Corporation, being by-laws relating generally to the conduct of the business and affairs of the Corporation, are hereby ratified without amendment; and

4.
Any officer or director of the Corporation is hereby authorized and directed, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or desirable to implement these Ordinary Resolutions.

C - 1